                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                                 Amendment No. 1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     COMMERCE DEVELOPMENT CORPORATION, LTD.
           (Exact name of the registrant as specified in its charter)

         Maryland                             8742                33-0843696
(State or other jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)    Classification Code Number) Identification No.)

    8880 Rio San Diego Drive, 8th Floor       8880 Rio San Diego Drive, 8th Floor
      San Diego, California 92108                 San Diego, California 92108
            (619) 209-6035                              (619) 209-6035
(Address and telephone number of principal  (Address of principal place of business
            executive offices)              or intended principal place of business)

                              Mr. Andrew E. Mercer
                       8880 Rio San Diego Drive, 8th Floor
                           San Diego, California 92108
                             (619) 209-6035 (Office)
                           (619) 209-6078 (Facsimile)
                (Name, address and telephone number of agent for
                                    service)

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement has been declared effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
Securities Act, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule
434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
-------------------------------------- ------------------ --------------------- ---------------------- -------------
                                                            Proposed Maximum      Proposed Maximum      Amount of
       Title of Each Class of              Amount To         Offering Price           Aggregate        Registration
     Securities To Be Registered         Be Registered       Per Share (1)         Offering Price          Fee
-------------------------------------- ------------------ --------------------- ---------------------- -------------
Common Stock, par value $0.001 per         1,370,450             $1.50               $2,055,675           189.12
share
-------------------------------------- ------------------ --------------------- ---------------------- -------------
  Total Registration Fee                                                                                  189.12
-------------------------------------- ------------------ --------------------- ---------------------- -------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
(2) Includes 714,250 shares being sold by selling stockholders and 656,200 shares being spun-off to shareholders of the Mercer Group, Inc. The shareholders will offer their shares at $1.50 per share until our shares are quoted on the
OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the
Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

PROSPECTUS
                     COMMERCE DEVELOPMENT CORPORATION, LTD.

Selling shareholders are offering up to 714,250 shares of common stock. We are also distributing in a spin off 656,200 shares of common stock currently issued and outstanding and owned by the Mercer Group to shareholders of the Mercer
Group, Inc. Shareholders of Mercer Group will receive one share of our common stock for each ten shares of Mercer Group common stock that they hold as of the record date for the distribution. Mr. Andrew Mercer has waived his right to this distribution. The record date for the distribution will correspond to the effective date of the registration statement. Distribution of the common stock to Mercer Group shareholders will be made within 30 days of the date of this prospectus.

These shareholders will offer their shares at $1.50 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from these shareholders.

Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board. There is no guarantee that our securities will ever trade on the OTC Bulletin Board or other exchange.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. There is substantial doubt about our ability to continue as a going concern. See "Risk Factors" beginning on page 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Offering Information

------------------------------- ----------------------- --------------------- ----------------- -----------------
                                Price to Public  (1)    Underwriting          Estimated         Proceeds to
                                                        Discounts and         Offering          Company
                                                        Commissions (2)       Expenses (3)
------------------------------- ----------------------- --------------------- ----------------- -----------------
Per Share
------------------------------- ----------------------- --------------------- ----------------- -----------------
Until qualified for quotation   $1.50                   N/A                                     N/A
on bulletin board
------------------------------- ----------------------- --------------------- ----------------- -----------------
After qualified for quotation   Prevailing market       N/A                                     N/A
on bulletin board               prices or privately
                                negotiated prices
------------------------------- ----------------------- --------------------- ----------------- -----------------
Total                           $0.0                    $0.0                  $210,000          $0.0
------------------------------- ----------------------- --------------------- ----------------- -----------------

--------------------------
(1) The offering price has been arbitrarily determined and does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. The offering price for the selling shareholders' shares has been determined solely by management.
(2) There are no underwriting commissions involved in this offering.
(3) We have agreed to pay all the costs of this offering. Selling shareholders will pay no offering expenses.

The date of this prospectus is ________, 2003.

TABLE OF CONTENTS

SUMMARY INFORMATION AND RISK FACTORS...........................................5
   RISK FACTORS................................................................7
   Our poor financial condition raises substantial doubt about our ability to continue as a going concern.  You will be unable to determine whether we will ever become profitable.................................................7

   Our management decisions are made by our CEO and President, Mr. Mercer; if we lose his services, our ability to generate revenues may be reduced.......7

   Insiders control our activities and may cause us to act in a manner that is most beneficial to such insiders and not to outside shareholders............7

   Because there is not now and may never be a public market for our common stock, investors may have difficulty in reselling their shares..............8

   Certain Maryland corporation law provisions could prevent a potential takeover of us that could adversely affect the price of our common stock or deprive you of a premium over the price.....................................8

   Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, some members of which

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
LIABILITIES...................................................................21
DESCRIPTION OF BUSINESS.......................................................21
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
DISCLOSURE....................................................................35

                      SUMMARY INFORMATION AND RISK FACTORS

PROSPECTUS SUMMARY

The prospectus summary contains a summary of all material terms of the prospectus. You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the
Financial Statements section beginning on page F-1 prior to making an investment decision. In addition, you should consult your tax, legal, or business advisor before making an investment.

Organization

We were incorporated as a Maryland corporation on May 13, 1998 with the name of
Majestic Financial, Ltd. On April 29, 2002, we changed our name to Commerce
Development Corporation, Ltd.

We are a development stage company. From our inception on May 13, 1998 to June
30, 2003, we have used $ 49,325 in operating activities and $ 242,635 in investing activities which represents $291,960. To finance these uses we received $ 175,250 through the sale of common stock, $13,000 of advances from shareholders, and $107,419 from the Company's former owner through June 30,
2003. As a result, at June 30, 2003 we had a net working capital deficit of
$9,291.

As of September 1, 2003, we had cash on hand of approximately $1,472.93, which is sufficient to satisfy our operating requirements through the next 12 months, assuming we commence no significant operations. To satisfy our operating requirements through August 31, 2004, we estimate that we will need an additional $680,000. If we do not secure this additional debt or equity financing, we will be unable to develop our business plan. We currently have no clients and have no commitment for additional debt or equity financing. We have no plan in place that will eliminate this risk.

Business

Our goal is to offer assistance to pre-initial public offering companies seeking to develop their businesses to the point where a realistic exit strategy of merger, acquisition or an initial public offering can be achieved. Our overall objective is to become a highly focused and successful leading business consulting firm specializing in high quality small to mid-cap companies and privately-held pre-initial public offering clients that serve large unmet market demands.

Corporate Information

Our principal executive offices are located at 8880 Rio San Diego Drive, 8th
Floor, San Diego, California 92108. Our telephone number is (619) 209-6035 and fax number is (619) 209-6078. Our e-mail address is info@tmgef.com. Nothing on our website is part of this prospectus.

The Offering by Selling Stockholders

As of the date of this prospectus, we had 21,845,500 shares of common stock issued and outstanding, giving effect to a 1 share for 10 share reverse split in
August 2002.

Selling shareholders are offering up to 714,250 shares of common stock. The selling shareholders will offer their shares at $1.50 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will pay all expenses of registering the securities, estimated at approximately $210,000. We will not receive any proceeds of the sale of these securities.

The Spin Off

We are also distributing in a spin off 656,200 shares of common stock currently issued and outstanding and owned by the Mercer Group to shareholders of the
Mercer Group, Inc. Shareholders of Mercer Group will receive one share of our common stock for each ten shares of Mercer Group common stock that they hold as of the record date for the distribution. Mr. Andrew Mercer, who owns 8,000,000 of the 14,562,000 shares of the Mercer Group that are issued and outstanding has waived his right to this distribution. The record date for the distribution will correspond to the effective date of the registration statement. Distribution of the common stock to Mercer Group shareholders will be made within 30 days of the date of this prospectus.

As a result of the Spin-Off to the stockholders of Mercer Group, we will acquire approximately 150 stockholders, in addition the stockholders we already have.
This is a desirable goal because in our view the more widely-held our stock, the better for our stockholders in providing liquidity for our shares. As a result of the spin-off our common stock may be publicly traded, and we believe that this will improve our access to the capital markets for additional growth capital. We can offer no assurances that an active market for our securities will develop.

Financial Summary

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

FINANCIAL SUMMARY INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth under "Management Discussion and Analysis" and the accompanying consolidated Financial Statements of the
Company and related notes includes elsewhere in this prospectus.

Income Statement Data
(audited)
                                        Six month period           Year ended
                                       ended June 30, 2003     December 31, 2002
                                           (Unaudited)             (Audited)

Revenue                                   $          -            $          -
                                          ------------            ------------
Expenses                                        93,816                 245,857
                                          ------------            ------------
Net Profits (Losses)                           (93,816)               (126,042)
                                          ------------            ------------

Balance Sheet Data
(audited)
                                        Six month period          Year ended
                                       ended June 30, 2003     December 31, 2002
                                           (Unaudited)             (Audited)

Working Capital (deficit)                 $     (9,291)           $     (3,942)
                                          ------------            ------------
Total Assets                                     9,167                  15,915
                                          ------------            ------------
Total Liabilities                               13,000                  13,931
                                          ------------            ------------
Shareholder's Equity (Deficit)                  (3,833)                  1,984
                                          ------------            ------------

Our auditors have expressed substantial doubt regarding our ability to continue as a going concern.

                                  RISK FACTORS

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.

Our poor financial condition raises substantial doubt about our ability to continue as a going concern. You will be unable to determine whether we will ever become profitable.

We are a development stage company. From our inception on May 13, 1998 to June
30, 2003, we have used $ 49,325 in operating activities and $ 242,635 in investing activities which represents 291,960. To finance these uses we received
$ 175,250 through the sale of common stock, $13,000 of advances from shareholders, and $107,419 from the Company's former owner through June 30,
2003. As a result, at June 30, 2003 we had a net working capital deficit of
$9,291.

As of September 1, 2003, we had cash on hand of approximately $1,472.93, which is sufficient to satisfy our operating requirements through the next 12 months, assuming we commence no significant operations. To satisfy our operating requirements through August 31, 2004, we estimate that we will need an additional $680,000. If we do not secure this additional debt or equity financing, we will be unable to develop our business plan. We currently have no clients and have no commitment for additional debt or equity financing. We have no plan in place that will eliminate this risk. We intend to raise additional funds from an offering of our stock in the future. We have not taken any steps to effect this offering. The offering may not occur, or if it occurs, may not generate the required funding. We may also consider securing debt financing. We may not generate operating cash flow or raise other equity or debt financing sufficient to fund this amount. If we don't raise or generate these funds, the implementation of our short-term business plan will be delayed or eliminated.

Our ability to continue as a going concern is dependent on our ability to raise funds to implement our planned development; however we may not be able to raise sufficient funds to do so. Our independent auditors have indicated that there is substantial doubt about our ability to continue as a going concern over the next twelve months. Our poor financial condition could inhibit our ability to achieve our business plan. Because we are currently operating at a substantial loss with no operating history and very limited revenues, an investor cannot determine if we will ever become profitable.

Our management decisions are made by our CEO and President, Mr. Mercer; if we lose his services, our ability to generate revenues may be reduced.

Our success is dependent on the efforts of Andrew Mercer who serves as our CEO and President and Hector Medina who serves as our CFO. We do not maintain key person life insurance on Mr. Mercer or Mr. Medina. Because they are currently essential to our operations, you must rely on their management decisions. Our
CEO and CFO will continue to control our business affairs after the offering. We have an employment agreement with Mr. Mercer only. If we lose their services, we may not be able to hire and retain another CEO or CFO with comparable experience.

Insiders control our activities and may cause us to act in a manner that is most beneficial to such insiders and not to outside shareholders.

Our officers and directors and their affiliates control at least 85% of our common stock. As a result, these insiders effectively control all matters requiring director and stockholder approval, including the election of directors, the approval of significant corporate transactions, such as mergers and related party transaction. Our insiders also have the ability to block, by their ownership of our stock, an unsolicited tender offer. This concentration of ownership could have the effect of delaying, deterring or preventing a change in control of our company that you might view favorably.

The offering price of $1.50 per share has been arbitrarily set by our Board of
Directors and accordingly does not indicate the actual value of our business.

The offering price of $1.50 per share is not based upon earnings or operating history, does not reflect our actual value, and bears no relation to our earnings, assets, book value, net worth or any other recognized criteria of value. No independent investment banking firm has been retained to assist in determining the offering price for the shares. Accordingly, the offering price should not be regarded as an indication of any future price of our stock.

Because there is not now and may never be a public market for our common stock, investors may have difficulty in reselling their shares.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. Accordingly, our shares should be considered totally illiquid, which inhibits investors' ability to resell their shares.

Sales of our common stock under Rule 144 could reduce the price of our stock.

As of September 1, 2003, there are 3,845,500 shares of our common stock held by non-affiliates and 18,000,000 shares of our common stock held by affiliates that
Rule 144 of the Securities Act of 1933 defines as restricted securities. We are registering 714,250 of these shares in this registration statement. We are also registering 656,200 of our shares to be issued to shareholders of the Mercer
Group in a spin-off transaction. No Shares have been sold pursuant to Rule 144 of the Securities Act of 1933; and as of September 1, 2003, there are no shares held by affiliates eligible for resale under 144.

Once this registration statement is effective, the shares of our common stock being offered by our selling shareholders will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our
"affiliates," which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

In addition to the shares available for resale under this registration statement, as a result of the provisions of Rule 144, all restricted securities could be available for sale in a public market, if developed, beginning 90 days from the effective date of this registration statement. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing prices for our securities.

Certain Maryland corporation law provisions could prevent a potential takeover of us that could adversely affect the price of our common stock or deprive you of a premium over the price.

We are incorporated in the State of Maryland. Certain provisions of Maryland corporation law could adversely affect the price of our common stock. Because
Maryland law governing control-share acquisitions requires board approval of a transaction involving a change in our control; it would be more difficult for someone to acquire control of us. Neither our Articles nor our Bylaws contain any similar provisions.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, some members of which are not independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by the board of directors as a whole. Some members of the board of directors are independent directors. Thus, there is a potential conflict in that board members who are management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

Some of the statements in this prospectus are "forward-looking statements."
These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under "Risk Factors."
The words "believe," "expect," "anticipate," "intend," "plan," and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities
Litigation Reform Act of 1995 is not available to us as a non-reporting issuer.

SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

Some of the statements in this prospectus are "forward-looking statements."
These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under "Risk Factors."
The words "believe," "expect," "anticipate," "intend," "plan," and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities
Litigation Reform Act of 1995 is not available to us as a non-reporting issuer.

                                 USE OF PROCEEDS

Not applicable. We will not receive any proceeds from the sale of shares offered by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

Our management has determined the offering price for the selling shareholders'
shares. The offering price has been arbitrarily determined and does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our securities.

                                    DILUTION

Not applicable. We are not offering any shares in this registration statement.
All shares are being registered on behalf of our selling shareholders.

                              SELLING SHAREHOLDERS

The selling shareholders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling shareholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling shareholders upon termination of this offering. These selling shareholders acquired their shares by purchase or for services rendered in assisting us in developing our business plan, exempt from registration under section 4(2) of the Securities Act of 1933. We believe that the selling shareholders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the selling shareholders. No selling shareholders are broker-dealers or affiliates of broker-dealers.

Selling Shareholders

                        Sales by the Selling Stockholders

                                           Shares                                        Shares
                                        Beneficially     Percentage                   Beneficially   Percentage
                                            Owned          Before         Amount          Owned         After
Stockholder                              Before Sale      Sale (1)        Offered      After Sale     Sale (1)
Alexander & Wade, Inc. (2)                 850,000            3.9          50,000      800,000         3.6
Francis A. Zubrowski (3)                   510,000            2.3          50,000      460,000         2.1
A2A Industries Corporation (4)             100,000              *          25,000       75,000          *
Lisar, Inc. (5)                             50,000              *          12,500       37,500          *
Ultra International, Inc. (6)               50,000              *          12,500       37,500          *
Advanced Century Corporation (7)            50,000              *          12,500       37,500          *
Capri International, Inc. (8)               50,000              *          12,500       37,500          *
A. G. Spencer Corporation (9)               25,000              *           6,250       18,750          *
USM Capital Group, Inc. (10)               580,000            2.7          50,000      530,000         2.5
Lawrence Holland (11)                       35,000              *           8,750       26,250          *
James R. Deveney II (12)                    35,000              *           8,750       26,250          *
Norman T. Reynolds (13)                     25,000              *           6,250       18,750          *
Lolita Gatchalian                           25,000              *           6,250       18,750          *
Connie White-Castellanos (14)               10,000              *           2,500        7,500          *
Kurt Baum                                  100,000              *         100,000         -             -
Daniel Beresford                            50,000              *          50,000         -             -
Borrelli, Peter and Lorretta, JTWROS        30,000              *          30,000         -             -
John Haley                                   1,500              *           1,500         -             -
Betty Jean Cowan                             2,000              *           2,000         -             -
Hart, Stanford L., Trustee                   2,000              *           2,000         -             -
Ed Heimrich                                 10,000              *          10,000         -             -
John Jason                                  28,000              *          28,000         -             -
Lane Family Trust, The                      16,000              *          16,000         -             -
Carl Ludwig                                 10,000              *          10,000         -             -
Stephen Noel                                10,000              *          10,000         -             -
Kevin Palumbos                              10,000              *          10,000         -             -
John M. Rosick, Jr.                         10,000              *          10,000         -             -
Victor Salvo                                35,000              *          35,000         -             -
June M. Swanson                             25,000              *          25,000         -             -
Joseph F. Thorne, Sr.                        6,000              *           6,000         -             -
Michael T. Williams, Esq. (15)             200,000                        100,000
David Weinberg                               5,000                          5,000         -             -
                                         ---------     ----------         -------    ---------     -------
  Total                                  2,945,500           13.5         714,250    2,231,250        10.2
                                         =========     ==========         =======    =========     =======

                                       10

*    Less than one percent
(1)  Based on 20,500,000 shares of our common stock outstanding on the date of this prospectus.
(2)  The controlling stockholders are Francis A. Zubrowski, Lawrence Holland, and James R. Deveney II.
(3)  Mr. Zubrowski is a controlling stockholder of Alexander & Wade, Inc., and is our former chairman, chief executive officer, and president.
(4)  The controlling stockholder is William Woo, whose address is 555 Pierce,
     Suite 5, Albany, California 94706.
(5)  The controlling stockholder is Clayton Lee, whose address is 555 Pierce,
     Suite 5, Albany, California 94706.
(6)  The controlling stockholder is Lolita Gatchalian, whose address is 555
     Pierce, Suite 5, Albany, California 94706.
(7)  The controlling stockholder is Chung F. Han, whose address is 555 Pierce,
     Suite 5, Albany, California 94706.
(8)  The controlling stockholder is Lolita Gatchalian, whose address is 555
     Pierce, Suite 5, Albany, California 94706.
(9)  The controlling stockholder is Danny Lee, whose address is 555 Pierce,
     Suite 5, Albany, California 94706.
(10) The controlling stockholders are Robert C. Brehm, Conrad Nagel, and Roger
     K. Knight.  The address for each of these stockholders is c/o USM Capital
     Group, Inc., 5922-B Farnsworth Court, Carlsbad, California 92008.
(11) Mr. Holland is a controlling stockholder of Alexander & Wade, Inc., whose address is c/o Alexander & Wade, Inc., 8880 Rio San Diego Drive, 8th Floor,
     San Diego, California 92108.
(12) Mr. Deveney is a controlling stockholder of Alexander & Wade, Inc., whose address is c/o Alexander & Wade, Inc., 8880 Rio San Diego Drive, 8th Floor,
     San Diego, California 92108.
(13) Mr. Reynolds is a partner in Glast, Phillips & Murray, P.C., the former legal counsel to Commerce Development Corporation, Ltd., whose address is
     c/o Glast, Phillips & Murray, P.C., 815 Walker Street, Suite 1250, Houston,
     Texas 77002.

(14) Ms. White-Castellanos is an employee of Mr. Zubrowski, a controlling stockholder of Alexander & Wade, Inc. and Commerce Development Corporation,
     Ltd., whose address is c/o Alexander & Wade, Inc., 8880 Rio San Diego
     Drive, 8th Floor, San Diego, California 92108.

(15) Michael T. Williams is the principal of Williams Law Group, P.A., Tampa FL our special securities counsel.

                                       11

Blue Sky

Thirty-five states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Standard and Poor's Corporate Manual, secondary trading can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas,
Colorado, Connecticut, Maryland, District of Columbia, Maryland, Hawaii, Idaho,
Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi,
Missouri, Nebraska, Nevada, New Jersey, New Mexico, North Carolina, North
Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah,
Washington, West Virginia, and Wyoming. We cannot secure this listing, and thus this qualification, until after this registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

We have been advised by the state of Pennsylvania that our securities will be automatically qualified for secondary trading in Pennsylvania without any filing, review or approval after this registration statement is declared effective.

We will need to secure a qualification or exemption for secondary trading in the following additional states: Alabama, California, Florida, Illinois, Minnesota,
New York, Virginia and Wisconsin. We are in the process of contacting these states and will make all necessary filings prior to the effective date of this registration statement.

All our shareholders currently reside in these states or outside the U.S.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

                                       12

                              PLAN OF DISTRIBUTION

Selling shareholders are offering up to 714,250 shares of common stock. The selling shareholders will offer their shares at $1.50 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders. We will pay all expenses of registering the securities. Our shares do not have priority for sale over the shares of our selling shareholders.

The securities offered by this prospectus will be sold by the selling shareholders without underwriters and without commissions. The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place in the over-the-counter market or privately negotiated transactions.

Any of the selling shareholders, acting alone or in concert with one another, may be considered statutory underwriters under the Securities Act of 1933, if they are directly or indirectly conducting an illegal distribution of the securities on behalf of our corporation. For instance, an illegal distribution may occur if any of the selling shareholders were to provide us with cash proceeds from their sales of the securities. If any of the selling shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus. In addition, the selling shareholders may be deemed to be
"underwriters" within the meaning of the Securities Act of 1933.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledge in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. After our securities are qualified for quotation on the
OTC Bulletin Board, the selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

In addition to the above, each of the selling shareholders will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person.

Upon this registration statement being declared effective, the selling shareholders may offer and sell their shares from time to time until all of the shares registered are sold; however, this offering may not extend beyond two years from the initial effective date of this registration statement.

There can be no assurances that the selling shareholders will sell any or all of the securities. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

All of the foregoing may affect the marketability of our securities. Pursuant to the various agreements we have with the selling shareholders, we will pay all the fees and expenses incident to the registration of the securities.

                                       13

Should any substantial change occur regarding the status or other matters concerning the selling shareholders, or us we will file a Rule 424(b) prospectus disclosing such matters.

Blue Sky

Thirty-five states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Standard and Poor's Corporate Manual, secondary trading can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas,
Colorado, Connecticut, Maryland, District of Columbia, Maryland, Hawaii, Idaho,
Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi,
Missouri, Nebraska, Nevada, New Jersey, New Mexico, North Carolina, North
Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah,
Washington, West Virginia, and Wyoming. We cannot secure this listing and thus this qualification until after this registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

We have been advised by the state of Pennsylvania that our securities will be automatically qualified for secondary trading in Pennsylvania without any filing, review or approval after this registration statement is declared effective.

We will need to secure a qualification or exemption for secondary trading in the following additional states: Alabama, California, Florida, Illinois, Minnesota,
New York, Virginia and Wisconsin. We are in the process of contacting these states and will make all necessary filings prior to the effective date of this registration statement.

All our shareholders currently reside in these states or outside the U.S.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

                                  THE SPIN-OFF

Record Date

Shareholders of Mercer Group, Inc. will receive one share of Commerce
Development Corporation common stock for each ten shares of Mercer Group common stock owned of record on the date of this prospectus. Mercer Group currently owns 4,660,000 shares of our common stock.

Record Holders

Mercer Group currently has approximately 150 shareholders of record and Commerce
Development currently has 33 shareholders of record. Following the distribution,
Commerce Development will have approximately 188 shareholders of record.

                                       14

Prospectus

A copy of this prospectus will accompany each certificate being distributed to the Mercer Group shareholders on the distribution date.

Distribution Date

656,200 shares of Commerce Development common stock will be delivered by Mercer
Group to Pacific Stock Transfer, Inc., the distribution agent within ten days of the date of this Prospectus. and the distribution agent will distribute the share certificates to Mercer Group shareholders (along with a copy of this prospectus), within thirty days thereafter.

Listing and Trading

There is currently no public market for our shares. Upon completion of this distribution, our shares will not qualify for trading on any national or regional stock exchange or on the NASDAQ Stock Market. We will attempt to have one or more broker/dealers agree to serve as market makers and qualify our shares for quotation on the OTC Bulletin Board. However, we have no present arrangement or agreement with any broker/dealer to serve as market maker for our common shares, and we can offer no assurances that any market for our common shares will develop. Even if a market develops for our common shares, we can offer no assurances that the market will be active, or that it will afford our common shareholders an avenue for selling their securities. Many factors will influence the market price of our common shares, including the depth and liquidity of the market which develops, investor perception of our business, general market conditions, and our growth prospects.

Background and reasons for the spin-off.

We believe that the spin-off will meaningfully enhance value for the stockholders of the Mercer Group by diversifying the risks associated with the business strategy the Mercer Group through adding an additional business opportunity, particularly in that the Mercer Group intends to abandon the business that Commerce Development intends to develop.

The spin-off will leave the Mercer Group with 4,180,925 shares of Commerce
Development. Mercer Group anticipates that it will continue to hold this block of Commerce Development stock for investment purposes.

Mechanics of completing the spin-off.

Within ten days of the date of this prospectus, Mercer Group will deliver
656,200 shares of our common stock to the distribution agent, Pacific Stock
Transfer, to be distributed to the shareholders of Mercer Group on a one share of Commerce Development for ten shares of Mercer Group basis.

If you hold your Mercer Group shares in a brokerage account, your Commerce
Development shares of common stock will be credited to that account. If you hold you're your Mercer Group shares in certificated form, a certificate representing shares of your common stock will be mailed to you by the distribution agent. The mailing process is expected to take about thirty days.

No cash distributions will be paid. Because the distribution ratio is one for one, no fractional shares will result from this distribution. No holder of
Mercer Group shares is required to make any payment or exchange any shares in order to receive our common shares in the spin-off. Mercer Group will bear all of the costs of the distribution, and Commerce Development is bearing the costs of this registration statement.

                                       15

Tax consequences of the spin-off.

We have not requested and do not intend to request a ruling from the Internal
Revenue Service or an opinion of tax counsel that the distribution will qualify as a tax free spin-off under United States tax laws. Under the U.S. Tax Code,
Mercer Group would need to control at least 80% of our outstanding capital stock to qualify as a tax free spin-off. Mercer Group does not meet this requirement and consequently, we do not believe that the distribution by Mercer Group of our stock to its shareholders will qualify for tax free spin-off status.

Because we have not been engaged in an actual trade or business for a period of five years before the distribution of the Spin-Off Shares (we were only incorporated on May 13, 1998), the distribution of our shares to the stockholders of the Mercer Group will not qualify as tax free under Section 355 of the Internal Revenue Code of 1986, as amended. We believe, based upon the advice of our tax adviser, Williams Law Group, P.A., that the distribution will be a taxable event to the Mercer Group and to each of their stockholders receiving any of the spin-off Shares. Gain, but not loss, would be recognized by the Mercer Group under Section 311 of the Internal Revenue Code for any excess of the fair market value of Commerce Development stock on the date of actual distribution over the tax basis to the Mercer Group of our stock.

As for the stockholders of the Mercer Group who receive spin-off shares, we take the view that the fair market value of the spin-off shares on the date of the spin-off should be essentially zero, not having increased over the negligible book value of the shares as reflected in our financial statements, being approximately $0.006 per share.

The Mercer Group has no current or accumulated earnings, and the distribution is being made from excess capital. Each stockholder of the Mercer Group should reduce the adjusted basis of his stock by the fair market value of the distribution to him, and any remaining portion will be treated as capital gain in the same manner as a sale or exchange of the stock. This fair market value is assumed to be $0.006 per share, the estimated book value of Commerce Development on the dividend date. We have undertaken to advise our stockholders in 2003 should we deem the fair market value of any of the distributed spin-off shares on the date of distribution to have been different than $0.006 per share or should we discover that the Mercer Group have had earnings in 2002, which would cause the distribution, to the extent of such earnings, to be taxed as a dividend and as ordinary income.

The federal income tax consequences set forth above may not be pertinent to stockholders who receive spin-off shares through the exercise of employee stock options or otherwise as compensation or who are subject to special treatment under the Internal Revenue Code. All stockholders should consult their own tax advisers as to the particular tax consequences which may be relevant to them, including the applicability and effect of state, local, and foreign tax laws.

                                LEGAL PROCEEDINGS

There are no pending or threatened lawsuits against us.

                                       16

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The Board of Directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation, death, or removal. Our directors and executive officers are as follows:

          Name              Age                                 Position                                 Director Since
Andrew E. Mercer             55             Chairman, President, and Chief Executive Officer             September 2002
Hector Medina                28            Chief Financial Officer, Chief Accounting Officer,                 N/A
                                                        Secretary and Treasurer
Frederick A. Manger          52                                 Director                                  January 2003
Martin J. Capdevilla         57                                 Director                                 February 2003

Andrew E. Mercer became our chairman, president, and chief executive officer in
September, 2002. Mr. Mercer has served as chairman, chief executive officer and president of Mercer Group, Inc. since 1997. Mercer Group is a privately held corporation offering business management and consulting services to companies which have not filed registration statements covering the initial public offerings of their securities. Mercer Group specializes in offering consulting for corporate structuring, business plan development, corporate document preparation other similar services. However, the Mercer Group is not accepting new clients. All candidates for the consulting services to be offered by
Commerce Development will retain Commerce Development and not Mercer Group in the future. He plans to devote substantially all of his time to our business.

Hector Medina has been our chief financial officer, chief accounting officer, secretary and treasurer since October 2002. Mr. Medina also serves as vice-president of business development for Mercer Group; a position he has occupied since July 2001. Prior to serving in his current capacities with
Commerce Development and Mercer Group, Mr. Medina was investor relations coordinator from October 2000 to July, 2001 with The IR Solution, Inc., a San
Diego-based company. Mr. Medina attended National University starting September
1997 prior to joining The IR Solution. He plans to devote substantially all of his time to our business.

Frederick A. Manger has been a private investor and independent financial consultant since July, 1998. Consulting projects have included analysis, facilitation of debt repurchases and transactions, and advising the development and manufacture of a patent-pending, energy-efficient commercial lighting fixture. Since September, 2000, Mr. Manger continues in the roles of founder and secretary of a multi-media company, Paradox Entertainment, Inc., which specializes in promoting high-quality concerts and pay-for-view events.

Martin J. Capdevilla has over 20 years of corporate experience in consumer product advertising and marketing with Pfizer from 1966-1978 as U.S. marketing development director and from 1978-1982 as Pfizer-Mexico commercial director sales and marketing. Mr. Capdevilla worked for General Foods-Mexico from
1982-1986 as marketing director. In 1986, Mr. Capdevilla formed his own U.S.
distribution company, Frontier Trading, Inc. located in San Diego, California.
He continues to serve as president of Frontier Trading which supplies grocery products to Mexico, Central America and South America through Distriburo MJC,
S.A. de C.V. located in Tijuana, Mexico.

                                       17

Directors serve for a one-year term. Our Bylaws provide that the Board of
Directors shall be composed of not less than the minimum number required by
Section 2-402 of the Maryland General Corporation Law, which is one, nor more than fifteen members.

Board Committees

Compensation Committee. Our board of directors has created a compensation committee. However , no members to the committee have been appointed and the committee has not been formally organized. The compensation committee will make recommendations to the board of directors concerning salaries and compensation for our executive officers and employees.

Audit Committee. Our board of directors has created an audit committee which is directly responsible for the appointment, compensation, and oversight of the work of any registered public accounting firm employed by us (including resolution of disagreements between our management and the auditor regarding financial disclosure) for the purpose of preparing or issuing an audit report or related work. The audit committee will also review and evaluate our internal control functions. The members of the audit committee are Messrs. Manger and
Capdevilla. Mr. Manger is the chairman of the audit committee.

Copies of the charters for the compensation committee and the audit committee are attached as exhibits to the registration statement to which this prospectus relates.

Family Relationships

There are no family relationships among our officers or directors.

Legal Proceedings

We are not aware that any officer, director, or persons nominated for such positions, promoter or significant employee, has been involved in legal proceedings that would be material to an evaluation of our management.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this Supplement, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

                                       18

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and
Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security.
A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. Unless otherwise indicated, the address for each of these stockholders is c/o Commerce Development
Corporation, Ltd., 8880 Rio San Diego Drive, 8th Floor, San Diego, California
92108.

                                       19

------------------------------------- ----------------------------------- --------------- -----------------
Shareholder                           Position with Company               # of Shares     Percentage
------------------------------------- ----------------------------------- --------------- -----------------
Andrew Mercer [1]                     President and CEO                   18,000,000      85%
------------------------------------- ----------------------------------- --------------- -----------------
All directors and named executive                                         18,000,000      85%
officers as a group (2 persons)
------------------------------------- ----------------------------------- --------------- -----------------

[1] The shares owned by Mr. Mercer include 13,340,000 shares owned by him directly, and 4,660,000 shares owned by Mercer Group, Inc., a company controlled by Mr. Mercer. Mr. Mercer has the sole voting and dispositive power for the shares owned by Mercer Group.

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, it believes that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 21,165,500 shares of common stock outstanding as of
September 1, 2003.

                            DESCRIPTION OF SECURITIES

We are authorized to issue 300,000,000 shares of common stock with $.0001 par value per share. The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws is qualified in its entirety. The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

As of the date of this registration statement, there were 21,845,500 shares of common stock issued and outstanding, giving effect to a 1 share for 10 share reverse split in August 2002. Our stock is held by 33 shareholders of record.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of the such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of
Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities.
There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

                                       20

                            INTEREST OF NAMED EXPERTS

Our financial statements for the period from inception through December 31, 2002 included in this prospectus have been so included in reliance on the report of
Russell Bedford Stefanou Mirchandani LLP, certified public accountants, given on that firm's authority as experts in auditing and accounting.

The legality of the shares offered under this registration statement is being passed upon by Williams Law Group, P.A., Tampa, Maryland. Michael T. Williams,
principal of Williams Law Group, P.A., owns 200,000 shares of our common stock, of which 100,000 shares are being registered under this registration statement.
We have also agreed to issue Mr. Williams an additional 400,000 shares of common stock for representation on 1934 Act and general securities issues for a period of one year following the effective date of this registration statement.

 DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Maryland Corporation Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of
1933 and is, therefore, unenforceable.

                             DESCRIPTION OF BUSINESS

Business Development

We were incorporated as a Maryland corporation on May 13, 1998 as a wholly-owned subsidiary of The Majestic Companies, Ltd., a publicly-held company, with the name of Majestic Financial, Ltd. On March 31, 2002, The Majestic Companies, Ltd.
sold 17,500,000 shares, or 87.5 percent, of our stock to Alexander & Wade, Inc., a San Diego, California investment service firm controlled by Mr. Francis A.
Zubrowski, our former chairman and president from 1998 until 2002. Mr. Zubrowski was our sole officer and director from the time of our incorporation until
September 1, 2002.

As originally planned, Majestic Financial, Ltd. expected to engage in the business of financing leases. We only engaged in limited number of transactions during the period of 1998 to 2000, after which our operations became dormant. We were acquired by Alexander & Wade who desired to have us acquire a going business and thereafter spin-off our shares to the stockholders of The Majestic
Companies, Ltd., and thereby become a publicly-held company. Subsequent to our acquisition by Alexander & Wade, the planned spin-off to the stockholders of The
Majestic Companies, Ltd. was cancelled due to changes in market conditions.
While we were controlled by Alexander & Wade we did not engage in any business.

                                       21

On April 29, 2002, we changed our name to Commerce Development Corporation, Ltd.
to reflect the change in the Company's planned operations On August 31, 2002, our stockholders effected a one for ten reverse split of our common stock. On
September 1, 2002, Andrew E. Mercer, chairman and president of Mercer Group,
Inc., entered into an employment agreement to act as our president and chief executive officer, in return for 13,340,000 shares of our stock

During the times discussed above, there has been no change in the control of
Alexander & Wade or Mercer Group. As for The Majestic Companies, Mr. Zubrowski
resigned as its chairman and president on July 12, 2003. He had served in those capacities since 1998. Its remaining officer and director, Paul S. Hewitt, resigned on July 12, 2002. Mr. Hewitt had served in those capacities since
December 23, 1998 As of the date of this prospectus, The Majestic Companies does not conduct any operations and has no officers or directors other than Lyle J.
Mortensen, its corporate secretary, who does not own any shares of The Majestic
Companies. The offices of The Majestic Companies are located at 1340 S. Main
Street, Suite 190, Grapevine, Texas 76051. There is no one who owns five percent or more of the issued and outstanding stock of The Majestic Companies.

Neither Mr. Zubrowski, Mr. Mortensen, nor Mr. Mercer. have previous involvement with blank check companies.

Since our formation, we have generated only minimal revenues, have had only minimal liquid assets, have incurred losses, and have had no operations.
Consequently, we are a development stage company.

Strategic Business Planning

The purpose of Strategic Business Planning is to help businesses and associations improve their prospects for success by enabling them to better target the applications of their scarce resources: time, effort, and money; in other words, accomplishing more with the resources they have.

In general, Strategic Business Planning is a methodical process for:

o        identifying the essential core description of the endeavor,
o        identifying and documenting underlying assumptions about the elements of operating business environment that directly impact a business operation, but over which the business may have no substantive influence,
o        selecting, prioritizing, and documenting the principal goals that a business or association wants to achieve,
o        selecting, prioritizing, and documenting the strategies that a business expect to use in achieving each goal, and
o        developing detailed integrated action plans that will be used both as a basis to allocate resources to business needs, and also to assess movement your business goals.

We develop and implement strategic plans both through our management and a network of professional business development specialists. The particular business development specialists retained for each engagement will depend upon the nature of the business of the client and specific needs we identify in our consulting process. Our activities will encompass management, financial, organizational, and developmental processes, with the idea of enabling our small business clients to maximize their growth and profitability.

                                       22

We have created a four-phase process designed to generate small businesses growth. Under Phase One, we will meet with the management of client and assess the needs and scope of the proposed engagement. Thereafter, we will:

o        Review financials and forecasts, and analyze business strategy, plan and goals.

o        Appraise organizational needs.

o        Evaluate assets, intellectual property and good will.

o        Compile a matrix of company strengths and weaknesses and compare against the client's competition.

Under Phase Two, we will outline a plan of action with the client's senior management, and reach agreement on milestones and timeframe. Thereafter, we will

o        Determine optimum vehicle(s) for growth.

o        Assemble team members for execution of plans.

o        Deploy resources in the form of technology, consultants, and partners.

Under Phase Three, we will establish reporting and accountability procedures, and monitor progress weekly with written feedback. Thereafter, we will have bi-weekly meetings with senior management for detailed review and to adjust programs as needed.

Under Phase Four, we will provide measurement analysis for key aspects of the programs, create reporting structures for ongoing monitoring of success/impact, and generate detailed programs report for senior management review.

Our goal is to offer assistance to pre-initial public offering companies seeking to develop their businesses to the point where a realistic exit strategy of merger, acquisition or an initial public offering can be achieved.

We will not do any of the following:

o        Accept stock for services

o        Acquire any businesses

o        Form, manage or invest in blank check companies

o        Have any other involvement with blank check companies, except that if a client is approached by a blank check company to be acquired, we may advise our client, the operating company, in the transaction.

This is a policy adopted by our board of directors. We know of now reasons why this policy can change.

                                       23

The Majestic Companies, Ltd.

The Majestic Companies, Ltd., which has its shares quoted on the OTC Bulletin
Board under the symbol "MJXC," was incorporated under the laws of the State of
Nevada on December 3, 1992 under the name of Rhodes, Wolters & Associates, Inc.
In May 1998, the Majestic Companies changed its name to SkyTex International,
Inc., and in December 1998, merged with The Majestic Companies, Ltd., a Delaware corporation ("Majestic Delaware"). The Majestic Companies had no material operations during the period prior to this merger. Majestic Delaware had operations and formerly did business as Majestic Motor Car Company, Ltd. and, prior to that, Majestic Minerals, Ltd. Majestic Motor Car Company, Ltd. was a
British Columbia corporation. In March 1998, Majestic Motor Car Company merged with and into Majestic Delaware for the purpose of reincorporating under the laws of the State of Delaware. As a part of the merger of the Majestic Companies and Majestic Delaware, the Majestic Companies' corporate name was changed to The
Majestic Companies, Ltd.

The Majestic Companies, through its below described wholly owned subsidiaries, has conducted the following operations:

Majestic Safe-T-Products, Ltd. This company designed and marketed transportation related safety equipment for the school bus market. The Majestic Companies sold
80.3 percent of its ownership in Majestic Safe-T-Products on June 30, 2002. On that date, Majestic Safe-T-Products issued 10,000,000 shares of its common stock to The Majestic Companies, in order to extinguish approximately $817,748 of inter-company debt owing to The Majestic Companies. Additionally, Majestic
Safe-T-Products assumed approximately $163,517 in debt from The Majestic
Companies owed to the following parties in the amounts indicated:

o        Francis A. Zubrowski, $11,883, which was paid in exchange for 1,188,300 shares of Majestic Safe-T-Products common stock;

o        Gail Bostwick, the wife of Mr. Zubrowski, $126,634, which continued as an obligation of Majestic Safe-T-Products on its financial statements;

o        William Woo, $10,000, which was paid in exchange for 1,000,000 shares of Majestic Safe-T-Products common stock; and

o        A2A Industries Corporation, $15,000, which was paid in exchange for
         680,000 shares of Majestic Safe-T-Products common stock.

Majestic Financial, Ltd. On March 31, 2002, The Majestic Companies sold 87.5 percent of our stock to Alexander & Wade, Inc., as discussed above. In September
2002, the 87.5 percent of our stock owned by Alexander & Wade was acquired by
Mercer Group, Inc., a California corporation specializing in business development. In November 2002, the remaining 12.5 percent of our stock owned by
The Majestic Companies, Ltd. was sold to Mr. Zubrowski.

Majestic Modular Buildings, Ltd. In December 2001, The Majestic Companies
completed the sale of its wholly owned modular manufacturing subsidiary to
Global Diversified Holdings, Inc. (formerly Global Foods Online, Inc.).

North American Industrial Vehicles, Inc. The Majestic Companies is the sole stockholder of North American Industrial Vehicles, Inc., a Delaware corporation.
This corporation was incorporated on November 17, 1997 and has never been active or provided operations of any kind.

None of the former or current subsidiaries of The Majestic Companies is a reporting company.

                                       24

Mercer Group, Inc.

Mercer Group, Inc., a California corporation, has been providing to smaller businesses services similar to those we propose to provide since 1997. Mercer
Group specializes in offering consulting for corporate structuring, business plan development, corporate document preparation other similar services.
However, the Mercer Group is not accepting new clients for the services we offer. All candidates for the consulting services to be offered by Commerce
Development will retain Commerce Development and not Mercer Group in the future.

Alexander & Wade, Inc.

Alexander & Wade, Inc., a California corporation, was incorporated on Oct. 13,
2000. It is a privately held corporation controlled and managed by Francis A.
Zubrowski, our former chairman and chief executive officer. Mr. Zubrowski also formerly held the same positions with The Majestic Companies, Ltd. Alexander &
Wade offers business management and financial consulting services.

USM Financial Solutions, Inc.

On September 24, 2002, we entered into a capital stock exchange agreement with
U.S. Microbics, Inc. and USM Capital Group, Inc. Under the terms of the agreement, U.S. Microbics, Inc. and USM Capital Group, Inc., as sellers, exchanged with us all 2,000,000 shares of the common stock owned by them in USM
Financial Solutions, Inc., a Nevada corporation, incorporated on September 17,
2002, in exchange for 800,000 shares of our common stock. Our stock was delivered 320,000 shares to U.S. Microbics and 480,000 shares to USM Capital
Group. On January 27, 2003, USM Capital Group sold 100,000 of our shares to U.S.
Microbics. Following the exchange, USM Financial Solutions, Inc. became our wholly-owned subsidiary. Before our acquisition of USM Financial Solutions, it had no business activity. As of the date of this prospectus, we are exploring business opportunities for our new subsidiary.

We entered into the agreement with U.S. Microbics and USM Capital Group in order to obtain the stockholder base of U.S. Microbics by means of a Spin-Off. As a result of the Spin-Off to the stockholders of U.S. Microbics, we would have acquired approximately 1200 stockholders, in addition the stockholders we already have. We felt this could be a desirable goal, since in our view the more widely-held our stock, the better for our stockholders in providing liquidity for our shares. However, we have determined that we can accomplish the same objective in a spin off to shareholders of the Mercer Group only although we may in the future determine it is desirable to spin off our shares to shareholders of U.S. Microbics.

The exchange for USM Financial Solutions was intended to comply with all of the provisions of Section 351 of the Internal Revenue Code. The agreement provided that certain of the shares of our stock delivered to U.S. Microbics would be spun-off to the stockholders of U.S. Microbics pursuant to a registration statement which we intend to do in the future. We had no relationship with either U.S. Microbics or USM Capital Group, prior to the stock exchange agreement.

Marketing

We will focus the marketing of our services to private small businesses with yearly revenues between $3,000,000 and $50,000,000. Through a series of seminars, we plan to develop a network within the financial industry from which we hope to derive the significant majority of our referrals. In addition to this ongoing networking strategy, we intend to create recognition by visiting underwriters, attorneys, accounting firms, and by providing presentations about our services. Furthermore, certain members of our management team will attend venture capital seminars to further market our services.

                                       25

Employees

As of the date of this prospectus, we have three full-time employees, two in management and one in support.

Legal Proceedings

As of the date of this prospectus, we are not involved in any legal proceedings.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this prospectus.
The discussions of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.

We were incorporated as a Maryland corporation on May 13, 1998 as a wholly-owned subsidiary of The Majestic Companies, Ltd., a publicly-held company, with the name of Majestic Financial, Ltd. On March 31, 2002, The Majestic Companies, Ltd.
sold 17,500,000 shares, or 87.5 percent, of our stock to Alexander & Wade, Inc., a San Diego, California investment service firm controlled by Mr. Francis A.
Zubrowski, our former chairman and president from 1998 until 2002. Mr. Zubrowski was our sole officer and director from the time of our incorporation until
September 1, 2002.

As originally planned, Majestic Financial, Ltd. expected to engage in the business of financing leases. We only engaged in a limited number of transactions during the period of 1998 to 2000, after which our operations became dormant. We were acquired by Alexander & Wade who desired to have us acquire a going business and thereafter spin-off our shares to the stockholders of The Majestic Companies, Ltd., and thereby become a publicly-held company.
Subsequent to our acquisition by Alexander & Wade, the planned spin-off to the stockholders of The Majestic Companies, Ltd. was cancelled due to changes in market conditions. While we were controlled by Alexander & Wade we did not engage in any business.

On April 29, 2002, we changed our name to Commerce Development Corporation, Ltd.
to reflect the change in the Company's planned operations. On August 31, 2002, our stockholders effected a one for ten reverse split of our common stock. On
September 1, 2002, Andrew E. Mercer, chairman and president of Mercer Group,
Inc., entered into an employment agreement to act as our president and chief executive officer, in return for 13,340,000 shares of our stock.

Strategic Business Planning

We are currently focusing on developing a strategic business planning business.

                                       26

The purpose of Strategic Business Planning is to help businesses and associations improve their prospects for success by enabling them to better target the applications of their scarce resources: time, effort, and money; in other words, accomplishing more with the resources they have.

In general, Strategic Business Planning is a methodical process for:

o        identifying the essential core description of the endeavor,
o        identifying and documenting underlying assumptions about the elements of operating business environment that directly impact
         a business operation, but over which the business may have no substantive influence,
o        selecting, prioritizing, and documenting the principal goals that a business or association wants to achieve,
o        selecting, prioritizing, and documenting the strategies that a business expect to use in achieving each goal, and
o        developing detailed integrated action plans that will be used both as a basis to allocate resources to business needs, and also to assess movement your business goals.

We develop and implement strategic plans both through our management and a network of professional business development specialists. The particular business development specialists retained for each engagement will depend upon the nature of the business of the client and specific needs we identify in our consulting process. Our activities will encompass management, financial, organizational, and developmental processes, with the idea of enabling our small business clients to maximize their growth and profitability.

Results of operations

Fiscal year end December 31, 2002 vs. December 31, 2001

For the twelve month period ending December 31, 2002, we incurred an operating loss of ($126,042) compared to and an operating profit of $2,711 for the period ending December 31, 2001.

Net Sales. There were no sales recognized from operations for the years ended
December 31, 2002 and 2001.

Cost of Sales. There were no cost of sales from operations for the years ended
December 31, 2002 and 2001.

General and Administrative. General and administrative expenses were $245,233 for the 12 month period ending December 31, 2002 compared to $37,439 for the 12 month period ending December 31, 2001. The $207,794 increase was primarily a result of legal and professional and consulting fees of which approximately
$146,700 was paid for with our common stock.

Other Expenses. Depreciation and amortization expense for the period ending
December 31, 2002 was $624. The expense was a result of the acquisition of office furniture and equipment in 2002. There was no depreciation and amortization expense for the same period ending in 2001.

Other Income. Other income increased from $40,150 for the 12 month period ending
December 31, 2001, to, $119,815 for the same period ending 2002. The increase was largely a result of the recognition of $107,419 of former inter-company debt that was forgiven by The Majestic Companies, Ltd.

                                       27

Six months ended June 30, 2003 vs. June 30, 2002

For the six month period ending June 30, 2003, we incurred an operating loss of
($93,816) compared to an operating profit of $38,913 the period ending June 30,
2002. The increase was largely a result of the recognition of inter-company debt that was forgiven by The Majestic Companies, Ltd.

Net Sales. There were no sales recognized from operations for the periods ended
June 30, 2003 and 2002.

Cost of Sales. There were no cost of sales from operations for the six month periods ended June 30, 2003 and 2002.

General and Administrative. General and administrative expenses were $93,348 for the 6 month period ending June 30, 2003 compared to $80,512 for the 6 month period ending June 30, 2002. The increase was primarily a result of legal, accounting and other costs incurred in connection with the preparation of the
Company's registration statement

Other Expenses. Depreciation and amortization expense for the six month period ending June 30, 2003 was $468 vs. $390 for the six months ending June 30,
2002. The expense was a result of the acquisition of office furniture and equipment.

Other Income. Other income decreased to $0 from $119,815 for the 6 month period ending June 30, 2002. The increase was largely a result of the recognition of inter-company debt that was forgiven by The Majestic Companies, Ltd.

Milestones

During the next 12 months, we intend to undertake the following, assuming we have sufficient financial resources:

o        Retain an outside direct marketing firm within the first month after we secure sufficient funding.  The anticipated cost for this task is
         $25,000.

o        Evaluate project management software within the second month after we secure sufficient funding.  The anticipated cost for this task is
         $15,000.

o        Test market and launch first marketing programs within the first 2-3 months after we secure sufficient funding.  The anticipated cost for this task is $35,000.

o        Develop a web site within the first 2-4 months after we secure sufficient funding.  The anticipated cost for this task is $20,000.

o        Acquire project management software within the second month after we secure sufficient funding.  The anticipated cost for this task is
         $30,000.

o        Test our first seminar within the second month after we secure sufficient funding.  The anticipated cost for this task is $25,000.

o        Implement our marketing programs between the fourth and twelfth months after we secure sufficient funding.  The anticipated cost for this task is $55,000.

o        Conduct 19 seminars between the fourth and twelfth month after we secure sufficient funding.  The anticipated cost for this task is
         $475,000.

                                       28

Liquidity and Capital Resources

We are a development stage company. From our inception on May 13, 1998 to June
30, 2003, we have used $ 49,325 in operating activities and $ 242,635 in investing activities which represents 291,960. To finance these uses we received
$ 175,250 through the sale of common stock, $13,000 of advances from shareholders, and $107,419 from the Company's former owner through June 30,
2003. As a result, at June 30, 2003 we had a net working capital deficit of
$9,291.

As of September 1, 2003, we had cash on hand of approximately $1,472.93, which is sufficient to satisfy our operating requirements through the next 12 months, assuming we commence no significant operations. To satisfy our operating requirements through August 31, 2004, we estimate that we will need an additional $680,000. If we do not secure this additional debt or equity financing, we will be unable to develop our business plan. We currently have no clients and have no commitment for additional debt or equity financing. We have no plan in place that will eliminate this risk.

We intend to raise additional funds from an offering of our stock in the future.
We have not taken any steps to effect this offering. The offering may not occur, or if it occurs, may not generate the required funding. We may also consider securing debt financing. We may not generate operating cash flow or raise other equity or debt financing sufficient to fund this amount. If we don't raise or generate these funds, the implementation of our short-term business plan will be delayed or eliminated.

The effect of inflation on our revenue and operating results was not significant. Our operations are located primarily in North America and there are no seasonal aspects that would have a material effect on our financial condition or results of operations.

Our independent certified public accountants have stated in their report dated
March 12, 2003 included herein, that we have had difficulty in generating sufficient cash flow to meet its obligations, and that we are dependent upon management's ability to develop profitable operations. These factors among others may raise substantial doubt about our ability to continue as a going concern.

New Accounting Pronouncements

In March 2000, the FASB issued interpretation No. 44 ("FIN 44"), "Accounting for
Certain Transactions Involving Stock Compensation, an Interpretation of APB
Opinion No. 25". FIN 44 clarifies the application of APB No. 25 for (a) the definition of employee for purposes of applying APB No. 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequences of various modifications to previously fixed stock options or awards, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 2, 2000 but certain conclusions cover specific events that occur after either December 15, 1998 or
January 12, 2000. The adoption of FIN 44 did not have an affect on the Company's financial statements but may impact the accounting for grants or awards in future periods.

In July 2001, the Financial Accounting Standards Board issued Statement of
Financial Accounting Standards No. 141, Business Combinations (FAS 141), and FAS
142, Goodwill and Other Intangible Assets (FAS 142). FAS 141 addresses the initial recognition and measurement of goodwill and other intangible assets acquired in a business combination. FAS 142 addresses the initial recognition and measurement of intangible assets acquired outside of a business combination, whether acquired individually or with a group of other assets, and the accounting and reporting for goodwill and other intangibles subsequent to their acquisition. These standards require all future business combinations to be accounted for using the purchase method of accounting. Goodwill will no longer be amortized but instead will be subject to impairment tests at least annually.
The Company is required to adopt FAS 141 and FAS 142 on a prospective basis as of January 1, 2002; however, certain provisions of these new standards may also apply to any acquisitions concluded subsequent to June 30, 2001. The Company does not believe that the adoption of FAS 141 or 142 will have a material impact on its financial statements.

In October 2001, the Financial Accounting Standards Board issued FAS 144,
"Accounting for the Impairment or Disposal of Long-Lived Assets" (FAS 144). FAS
144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes FAS 121, "Accounting for the
Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of"
(FAS 121) and related literature and establishes a single accounting model, based on the framework established in FAS 121, for long-lived assets to be disposed of by sale. The Company is required to adopt FAS 144 no later than
January 1, 2002. The Company does not believe that the adoption of FAS 144 will have a material impact on its financial statements.

                             DESCRIPTION OF PROPERTY

We lease approximately 150 square feet of office space in San Diego, California for an annual rental of approximately $14,544. The lease expires June 30, 2004, unless we elect to renew.

We believe that our facilities are adequate for our present purposes and that additional facilities, if required, will be available to us on reasonably acceptable terms.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Officers, Directors and Security Holders

On March 31, 2002, The Majestic Companies, Ltd., for a purchase price of
$120,490.31, consisting of $10,000, in cash, and the forgiveness of indebtedness owed by us to Francis A. Zubrowski totaling $110,490.31, sold 17,500,000 shares, or 87.5 percent, of our stock to Alexander & Wade, Inc., a firm controlled by
Mr. Zubrowski, our former chairman, president, and chief executive officer. Mr.
Zubrowski owns or controls 1,360,000 shares of our common stock.

                                       29

On September 1, 2002, we entered into a client service agreement with The Mercer
Group, Inc. Under the terms of the agreement, The Mercer Group provided us with:

o   Financial strategies for mergers, spin-offs, and other related activities;

o   Business development consulting for private companies seeking additional capital and pre-initial public offering strategic business planning; and

o   Consulting for management on running a public company.

Pursuant to the service agreement, we paid The Mercer Group, as compensation,
3,160,000 shares of our common stock, valued at $0.006 per share. The Mercer
Group is controlled by Andrew E. Mercer, our current chairman, president and chief executive officer. Mr. Mercer owns or controls 18,000,000 shares of our common stock.

On September 24, 2002, we entered into a capital stock exchange agreement with
U.S. Microbics, Inc. and USM Capital Group, Inc. Under the terms of the agreement, U.S. Microbics, Inc. and USM Capital Group, Inc., as sellers, exchanged with us all 2,000,000 shares of the common stock owned by them in USM
Financial Solutions, Inc., a Nevada corporation, incorporated on September 17,
2002, in exchange for 800,000 shares of our common stock. Our stock was delivered 320,000 shares to U.S. Microbics and 480,000 shares to USM Capital
Group. Following the exchange, USM Financial Solutions, Inc. became our wholly-owned subsidiary.

On September 1, 2002, we entered into a 16-month employment contract with our president and chief executive officer and director, Andrew E. Mercer, for the period beginning September1, 2002, and ending December 31, 2003. The contract provides for a salary of $80,040 during its term, which was paid in advance in the form of 13,340,000 shares of our common stock, valued at $0.006 per share.
Mr. Mercer has agreed to a confidentiality agreement and a covenant not to compete for 16 months following the termination of the agreement.

On September 1, 2002, we entered into a client service agreement with USM
Capital Group, Inc. Under the terms of the agreement, USM Capital Group provided us with:

o   Financial strategies for mergers, spin-offs, and other related activities;

o   Business development consulting for private companies seeking additional capital and pre-initial public offering strategic business planning; and

o   Consulting for management on running a public company.

Pursuant to the service agreement, we paid USM Capital Group, as compensation,
200,000 shares of our common stock, valued at $0.006 per share.

Transactions with Promoters

The promoters of Commerce Development are Alexander & Wade, Inc., Francis A.
Zubrowski, U.S. Microbics, Inc., USM Capital Group, Inc., The Mercer Group,
Inc., and Andrew E. Mercer. All of the promoters, with the exception of Mr.
Mercer, have received shares of our stock as set forth below. Mr. Mercer only received a beneficial interest in our shares due to his ownership interest in
The Mercer Group. See "Business."

                                       30

                              Number of    Consideration Received
                              Shares       by
      Name                    Received     Commerce Development
_________________________  __________      _____________________________________
Alexander & Wade, Inc.        850,000      Advice and proceeds for sale of stock
Francis A. Zubrowski          510,000      Advice and proceeds for sale of stock
U.S. Microbics, Inc.          420,000      Share exchange and purchase of stock
USM Capital Group, Inc.       580,000      Share exchange and services
The Mercer Group, Inc       3,160,000      Advice and purchase of stock
Andrew E. Mercer           13,340,000      Employment services
                           ----------
  Total                    18,860,000
                           ==========

Other than the cash consideration for our stock and the exchange of our shares in the acquisition of USM Financial Solutions, Inc., we have not received, and we do not expect to receive, any assets from any of the promoters.

Other than the above transactions, we have not entered into any material transactions with any director, executive officer, and nominee for director, beneficial owner of five percent or more of our common stock, or family members of such persons. Also, we have not had any transactions with any promoter. We are not a subsidiary of any company.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales.
Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements, or understandings with any person with regard to the development of a trading market in any of our securities.

Options, Warrants, Convertible Securities

There are no options, warrants or convertible securities outstanding.

Penny Stock Considerations

Our shares will be "penny stocks" as that term is generally defined in the
Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

                                       31

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000, or annual income exceeding $100,000 individually or
$300,000 together with his or her spouse, is considered an accredited investor.
In addition, under the penny stock regulations the broker-dealer is required to:

o        Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commissions relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;
o        Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
o        Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and
o        Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTC Bulletin Board Considerations

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market.
NASDAQ has no business relationship with issuers of securities quoted on the OTC
Bulletin Board. The SEC's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. The NASD cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ. Investors' orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with
NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities.
Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

                                       32

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders
- an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Holders

As of the date of this registration statement, we had 33 shareholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Shareholders

As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will file periodic reports, proxy statements, and other information with the Securities and Exchange Commission. We will voluntarily send an annual report to shareholders containing audited financial statements.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 statement. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 450 Fifth
Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

                                       33

                             EXECUTIVE COMPENSATION

The following table sets forth summary information concerning the compensation received for services rendered to us during the fiscal years ended December 31,
2002 and 2001 by our CEO's.

--------------------------- --------------------- ----------- --------------- ----------------------- -----------------------
Name                        Position              Year        Salary          Dollar Value of         Value of other
                                                                              Stock-Based             Compensation
                                                                              Compensation
--------------------------- --------------------- ----------- --------------- ----------------------- -----------------------
Francis Zubrowski           CEO                   2002        0               0                       0
--------------------------- --------------------- ----------- --------------- ----------------------- -----------------------
                                                  2001        0               0                       0
--------------------------- --------------------- ----------- --------------- ----------------------- -----------------------
Andrew Mercer               CEO                   2002        0               $80,040 [1]             0
--------------------------- --------------------- ----------- --------------- ----------------------- -----------------------

(1) Mr. Mercer has received 13,340,000 shares of our common stock valued at
$0.006 per share in payment of his salary.

No other annual compensation, including a bonus or other form of compensation;
and no long-term compensation, including restricted stock awards, securities underlying options, LTIP payouts, or other form of compensation, was paid to Mr.
Zubrowski and Mr. Mercer during these periods.

Compensation Agreements

On September 1, 2002, we entered into a 16-month employment contract with our president and chief executive officer and director, Andrew E. Mercer, for the period beginning September1, 2002, and ending December 31, 2003. The contract provides for a salary of $80,040 during its term, which was paid in advance in the form of 13,340,000 shares of our common stock, valued at $0.006 per share.
Mr. Mercer has agreed to a confidentiality agreement and a covenant not to compete for 16 months following the termination of the agreement.

Board Compensation

Members of our Board of Directors do not receive cash compensation for their services as Directors, although some Directors are reimbursed for reasonable expenses incurred in attending Board or committee meetings.

                                       34

 FINANCIAL STATEMENTS

SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                       FINANCIAL STATEMENTS AND SCHEDULES

                           DECEMBER 31, 2002 AND 2001

                     COMMERCE DEVELOPMENT CORPORATION, LTD.

                          (A Development Stage Company)

                     COMMERCE DEVELOPMENT CORPORATION, LTD.
                          (A development stage company)
                          Index to Financial Statements

                                                                        Page No.
Report of Independent Certified Public Accountants                        F-2
Consolidated Balance Sheets:
December 31, 2002 and 2001                                                F-3
Consolidated Statements of Operations:
For the years ended December 31, 2002 and 2001, and for the period
May 13, 1998 (date of inception) to December 31, 2002                     F-4
Consolidated Statements of Deficiency in Stockholders' Equity:
For the period May 13, 1998 (date of inception) to December 31, 2002      F-5
Consolidated Statements of Cash Flows:
For the years ended December 31, 2002 and 2001, and for the period
May 13, 1998 (date of inception) to December 31, 2002                     F-6
Notes to Consolidated Financial Statements                           F-7 to F-16

                                      F-1

                    RUSSELL BEDFORD Stefanou MIRCHANDANI LLP
                          Certified Public Accountants

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Commerce Development Corporation, Ltd.
San Diego, California

         We have audited the accompanying consolidated balance sheets of
Commerce Development Corporation, Ltd. and its subsidiary (the "Company"), a development stage company, as of December 31, 2002 and 2001 and the related consolidated statements of operations, deficiency in stockholders' equity, and cash flows for the two years then ended and for the period May 13, 1998 (date of inception) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the two years then ended, and from May 13, 1998 (date of inception) to
December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

         The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note
I, the Company is experiencing difficulty in generating sufficient cash flow to meet it obligations and sustain its operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note I. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                 /s/RUSSELL BEDFORD STEFANOU  MIRCHANDANI  LLP
                                                 ---------------------------------------------
                                                 RUSSELL BEDFORD STEFANOU MIRCHANDANI  LLP
                                                 Certified Public Accountants

McLean, Virginia
March 12, 2003

                                      F-2

                     COMMERCE DEVELOPMENT CORPORATION, LTD.
                          (A development stage company)
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2002 and 2001

                                                          2002            2001
                                                          ----            ----
ASSETS
Current Assets:
Cash and Equivalents                                  $     9,989      $       -
                                                      -----------      ---------
Total Current Assets                                        9,989              -
Property, Plant and Equipment                               6,550              -
Less: Accumulated Depreciation                               (624)             -
                                                      -----------      ---------
                                                            5,926              -
                                                      $    15,915      $       -
                                                      ===========      =========

LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY
Current Liabilities:
Cash Disbursed in Excess of Available Fund            $     2,493      $       -
Accounts Payable and Accrued Liabilities                    1,338              -
Shareholder Advances (Note E)                              10,100              -
                                                      -----------      ---------
Total Current Liabilities                                  13,931              -

Due to The Majestic Companies, Ltd. (Note E)                    -        117,315

Commitments and Contingencies (Note H)                          -              -

Deficiency in Stockholders' Equity: (Note D)
Common Stock, Par Value $0.001: 300,000,000 shares
authorized; 20,815,000 and 2,000,000 share issued
and outstanding at December 31, 2002 and 2001,
respectively.                                              20,815          2,000
Additional-Paid-In Capital                                301,317        162,041
Common Stock Subscription                                  87,250
Accumulated Deficit                                      (407,398)      (281,356)
                                                      -----------      ---------
Total Stockholders' Equity                                  1,984       (117,315)

                                                      $    15,915      $       -
                                                      ===========      =========

           See accompanying notes to consolidated financial statements

                                      F-3

                     COMMERCE DEVELOPMENT CORPORATION, LTD.
                          (A development stage company)
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                               For the Period May 13,
                                                                              1998 (Date of Inception)
                                                 2002                2001       to December 31, 2002
                                             ----------          -----------       -------------
Operating Expenses:

General and Administrative Expenses          $  245,233          $    37,439       $     244,721
Loss from disposal of assets                          -                    -             212,089
Depreciation                                        624                    -              24,620
                                             ----------          -----------       -------------
Total Operating Expenses                        245,857               37,439             481,430

Other Income (Expenses)                      $  119,815          $    40,150       $      74,032

Income Tax Expense                                    -                    -                   -

Net Loss                                     $ (126,042)         $     2,711       $    (407,398)
                                             ===========         ===========       =============
Loss Per Common Share                        $    (0.01)                0.00       $       (0.12)
(Basic and Assuming Dilution)

Weighted Average Common
Shares Outstanding                            8,416,397            2,000,000           3,393,625

           See accompanying notes to consolidated financial statements

                                      F-4

                     COMMERCE DEVELOPMENT CORPORATION, LTD.
                          (A development stage company)
          CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS' EQUITY
    FOR THE PERIOD May 13, 1998 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2002

                                                                                                           Deficit
                                                                                                         Accumulated
                                                                                             Stock          During
                                                                            Additional    Subscription   Development
                                            Common Shares   Stock Amount  Paid-In Capital   Payable         Stage          Total
                                            -------------   ------------  --------------- ------------  -------------   ----------
Shares issued at date of inception
(May 13,1998) to parent company               2,000,000       $  2,000       $        -    $        -      $       -    $    2,000
Net income (loss)                                     -              -                -             -        (35,202)      (35,202)
Net transfer with Majestic                            -              -           35,432             -              -        35,432
                                            -----------      ---------       ----------    ----------      ---------    ----------
Balance at December 31, 1998                  2,000,000       $  2,000       $   35,432    $        -      $ (35,202)   $    2,230
                                            ===========      =========       ==========    ==========      =========    ==========
Net income (loss)                                     -              -                -             -        (70,727)      (70,727)
Net transfer with Majestic                            -              -           33,266             -              -        33,266
                                            -----------      ---------       ----------    ----------      ---------    ----------
Balance at December 31, 1999                  2,000,000       $  2,000       $   68,698    $        -      $(105,929)   $  (35,231)
                                            ===========      =========       ==========    ==========      =========    ==========
Net income (loss)                                     -              -                -             -       (178,138)     (178,138)
Net transfer with Majestic                            -              -           56,056             -              -        56,056
                                            -----------      ---------       ----------    ----------      ---------    ----------
Balance at December 31, 2000                  2,000,000       $  2,000       $  124,754    $        -      $(284,067)   $ (157,313)
                                            ===========      =========       ==========    ==========      =========    ==========
Net income (loss)                                     -              -                -             -          2,711         2,711

Net transfer with Majestic                            -              -           37,287             -              -        37,287
                                            -----------      ---------       ----------    ----------      ---------    ----------
Balance at December 31, 2001                  2,000,000       $  2,000       $  162,041    $        -      $(281,356)   $ (117,315)
                                            ===========      =========       ==========    ==========      =========    ==========
Shares issued to consultants in May
 2002 in exchange for services
 rendered at $.06 per share                    715,000            715            42,185             -              -        42,900
Shares issued to consultants and
 employees in September 2002 in
 exchange for services rendered at
 $.06 per share                             17,300,000         17,300            86,500             -              -       103,800
Shares issued in September 2002 in
 connection with acquisition of
 USM Financial Solutions, Inc. valued
 at $.006 per share                            800,000            800            4,000              -              -         4,800

Common stock subscription                            -              -                -         87,250              -        87,250

Net income (loss)                                    -              -                -              -       (126,042)     (126,042)

Net transfer with Majestic                           -              -            6,591              -              -         6,591
                                            -----------      ---------       ----------    ----------      ---------    ----------
Balance at December 31, 2002                20,815,000      $  20,815        $ 301,317      $  87,250     $ (407,398)    $   1,984
                                            ===========      =========       ==========    ==========      =========    ==========

           See accompanying notes to consolidated financial statement

                                      F-5

                     COMMERCE DEVELOPMENT CORPORATION, LTD.
                          (A development stage company)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                                                       For the Period May
                                                                                                       13, 1998 (Date of
                                                                                                       Inception) through
                                                                       2002              2001          December 31, 2002
                                                                       ----              ----          -----------------
Cash flows from operating activities:
Net income (loss) for the period                                  $  (126,042)       $     2,711         $   (407,398)
Adjustments to reconcile net income (loss)
to net cash provided by (used in) operating activities:
Adjustment for the value of common stock issued to
Majestic, in connection with stock splits in March and
August 2002 (Note D)                                                         -                 -                 2,000
Common stock issued in exchange for services (Note D)                  146,700                 -               146,700
Common stock issued in connection with acquisition of USM
Financial Solutions, Inc.                                                4,800                 -                 4,800
Adjustments for expenses previously paid by Majestic on the
Company's behalf (Note B)                                                6,591            37,287               168,632
Extinguishment of debt to Majestic (Note E)                          (107,419)                 -              (107,419)
Depreciation                                                               624                 -                24,619
Loss from disposal of assets                                                 -                 -               212,089
Increase (decrease) in:
Cash Disbursed in Excess of Available Fund                               2,493                 -                 2,493
Accounts payable and accrued liabilities                                 1,338                 -                 1,338
                                                                  ------------       -----------          ------------
Net cash provided by (used in) operating activities                    (70,915)           39,998                47,854
Cash flows used in investing activities:
Acquisition of property, plant, and equipment                           (6,550)                -              (242,634)
Cash flows from financing activities:
Proceeds from common stock subscription                                 87,250                 -                87,250
Proceeds from (repayment to) shareholders loans                         10,100                 -                10,100
Due to related parties, net                                             (9,896)          (39,998)              107,419
                                                                  ------------       -----------          ------------
Net cash provided by (used in) financing activities                     87,454           (39,998)              204,769

Net increase (decrease) in cash and equivalents                          9,989                 -                 9,989

Cash and cash equivalents at beginning of period                             -                 -                     -
                                                                  ------------       -----------          ------------
Cash and cash equivalents at end of period                        $      9,989          $      -           $     9,989
                                                                  ============       ===========          ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
Cash paid during the period for taxes                             $          -          $      -           $         -
Cash paid during the period for interest                          $          -          $      -           $         -
Common stock issued for services                                  $    146,700          $      -           $   146,700
Acquisition:
    Assets acquired, net                                                     -                 -                     -
    Acquisition costs
                                                                         4,800                 -                 4,800
    Liabilities assumed, net                                                 -                 -                     -
    Common stock issued                                                 (4,800)                -                (4,800)
                                                                  ------------       -----------          ------------
    Net cash paid for acquisition                                 $          -          $      -           $         -
                                                                  ============       ===========          ============

           See accompanying notes to consolidated financial statements

                                      F-6

                     COMMERCE DEVELOPMENT CORPORATION, LTD.
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 and 2001

NOTE A - SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

Business and Basis of Presentation

Commerce Development Corporation, Ltd. (the "Company"), formerly Majestic
Financial, Ltd., is incorporated under the laws of the state of Maryland in May
1998. From inception to March 31, 2002, the Company was a wholly-owned subsidiary of The Majestic Companies, Ltd. ("Majestic", the "Parent"). In March
2002, Majestic's Board of Directors approved a plan to spin-off the Company to an entity controlled by Majestic's former Chief Executive Officer and to
Majestic's stockholders (see Note B). The financial statements of the Company as of March 2002 are presented on a carved-out basis, and derived from the historical financial statements of Majestic, and are not indicative of the financial position, results of operations or net cash flows that would have existed had the Company been a separate stand-alone entity during the periods presented or of future results. Summarized results of the allocation of expenses are further described in Note B.

In the past the Company was engaged in the limited origination and servicing of new modular building leases. This activity is conducted primarily in the state of California. All of the leases which the Company entered into were accounted for as operating leases. The Company ceased entering into new leases in 2000 and the accompanying consolidated financial statements reflect as other income, the revenues recognized from the final leasing transactions.

On September 24, 2002, the Company acquired USM Financial Solutions, Inc. ("USM
Financial"), a wholly owned subsidiary of U.S. Microbics, Inc., through a Stock
Exchange Agreement ("Agreement"). Pursuant to the Agreement, USM Financial
became a wholly-owned subsidiary of the Company (Note C). The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, USM Financial Solutions, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

The Company is a development stage company, as defined by Statement of Financial
Accounting Standards No. 7 ("SFAS 7") and is in the business of providing business management and capital acquisition solutions. To date, the Company has generated no significant operating revenues, and has incurred expenses and has sustained losses. Consequently, its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception through December 31, 2002, the Company has accumulated losses of $407,398.

Revenue Recognition

The Company follows a policy of recognizing revenue from leasing modular buildings as operating leases.

Advertising

The Company follows the policy of charging the costs of advertising to expenses as incurred. The Company occurred $511, $13,898 and $15,773 of advertising costs for the years ended December 31, 2002, 2001 and for the period from inception to
December 31, 2002, respectively.

Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

                                      F-7

                     COMMERCE DEVELOPMENT CORPORATION, LTD.
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 and 2001

NOTE A - SUMMARY OF ACCOUNTING POLICIES (Continued)

Property and Equipment

For financial statement purposes, property and equipment are depreciated using the straight-line method over their estimated useful lives (seven years for furniture, fixtures and equipment). The straight-line method of depreciation is also used for tax purposes.

Income Taxes

Income taxes are provided based on the liability method for financial reporting purposes in accordance with the provisions of Statement of Financial Accounting
Standards No. 109, "Accounting for Income Taxes." Under this method deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be removed or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

Earnings Per Share

The Company has adopted Statement of Financial Accounting Standards No. 128,
"Earnings Per Share," specifying the computation, presentation and disclosure requirements of earnings per share information. Basic earnings per share has been calculated based upon the weighted average number of common shares outstanding. Stock options and warrants have been excluded as common stock equivalents in the diluted earnings per share because they are either antidilutive, or their effect is not material.

Impairment of Long-Lived Assets

The Company has adopted Statement of Financial Accounting Standards No. 144
(SFAS 144). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undercounted cash flows. Should an impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

                                      F-8

                     COMMERCE DEVELOPMENT CORPORATION, LTD.
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 and 2001

NOTE A - SUMMARY OF ACCOUNTING POLICIES (Continued)

Research and Development

The Company accounts for research and development costs in accordance with the
Financial Accounting Standards Board's Statement of Financial Accounting
Standards No. 2 ("SFAS 2"), "Accounting for Research and Development Costs.
Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved.
Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred no research and product development costs for the year ended December 31, 2002 and
2001 and the period from inception to December 31, 2002.

Concentrations of Credit Risk

Financial instruments and related items which potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company's customers are concentrated primarily in the state of California and it periodically reviews its trade receivables in determining its allowance for doubtful accounts.

Stock Based Compensation

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based
Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary charge to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB
Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS
No. 148 in its financial reports for the year ended December 31, 2002 and will adopt the interim disclosure provisions for its financial reports for the quarter ended March 31, 2003. The Company does not have any awards of stock-based employee compensation outstanding at December 31, 2002.

Liquidity

As shown in the accompanying financial statements, the Company incurred a net loss of $126,042 for the year ended December 31, 2002. For the period from inception through December 31, 2002, the Company has accumulated losses of
$407,398. As of December 31, 2002, the Company's current liabilities exceeded its current assets by $3,942. Consequently, its operations are subject to all risks inherent in the establishment of a new business enterprise.

                                      F-9

                     COMMERCE DEVELOPMENT CORPORATION, LTD.
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 and 2001

NOTE A - SUMMARY OF ACCOUNTING POLICIES (Continued)

Comprehensive Income

Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting
Comprehensive Income," establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS
130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company does not have any items of comprehensive income in any of the periods presented.

Segment Information

Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131") establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein materially represents all of the financial information related to the
Company's principal operating segment.

Reclassifications

Certain reclassifications have been made in prior year's financial statements to conform to classifications used in the current year.

New Accounting Pronouncements

In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 141, "Business Combinations" (SFAS No.
141), and Statement of Financial Accounting Standards No. 142, "Goodwill and
Other Intangible Assets" (SFAS No. 142). The FASB also issued Statement of
Financial Accounting Standards No. 143, "Accounting for Obligations Associated
with the Retirement of Long-Lived Assets" (SFAS No. 143), and Statement of
Financial Accounting Standards No. 144, "Accounting for the Impairment or
Disposal of Long-Lived Assets" (SFAS No. 144), in August and October 2001,
respectively.

SFAS No. 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interest method. The adoption of SFAS No. 141 had no material impact on the Company's consolidated financial statements.

                                      F-10

                     COMMERCE DEVELOPMENT CORPORATION, LTD.
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 and 2001

NOTE A - SUMMARY OF ACCOUNTING POLICIES (Continued)

New Accounting Pronouncements (Continued)

Effective January 1, 2002, the Company adopted SFAS No. 142. Under the new rules, the Company will no longer amortize goodwill and other intangible assets with indefinite lives, but such assets will be subject to periodic testing for impairment. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets must be tested for impairment, and write-downs to be included in results from operations may be necessary. SFAS No. 142 also requires the Company to complete a transitional goodwill impairment test six months from the date of adoption.

Any goodwill impairment loss recognized as a result of the transitional goodwill impairment test will be recorded as a cumulative effect of a change in accounting principle no later than the end of fiscal year 2002. The adoption of
SFAS No. 142 had no material impact on the Company's consolidated financial statements.

SFAS No. 143 establishes accounting standards for the recognition and measurement of an asset retirement obligation and its associated asset retirement cost. It also provides accounting guidance for legal obligations associated with the retirement of tangible long-lived assets. SFAS No. 143 is effective in fiscal years beginning after June 15, 2002, with early adoption permitted. The Company expects that the provisions of SFAS No. 143 will not have a material impact on its consolidated results of operations and financial position upon adoption. The Company plans to adopt SFAS No. 143 effective
January 1, 2003.

SFAS No. 144 establishes a single accounting model for the impairment or disposal of long-lived assets, including discontinued operations. SFAS No. 144 superseded Statement of Financial Accounting Standards No. 121, "Accounting for
the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of"
(SFAS No. 121), and APB Opinion No. 30, "Reporting the Results of Operations -
Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary,
Unusual and Infrequently Occurring Events and Transactions". The Company adopted
SFAS No. 144 effective January 1, 2002. The adoption of SFAS No. 144 had no material impact on the Company's consolidated financial statements.

In April 2002, the FASB issued Statement No. 145, "Rescission of FASB Statements
No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical
Corrections." This Statement rescinds FASB Statement No. 4, "Reporting Gains and
Losses from Extinguishment of Debt", and an amendment of that Statement, FASB
Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund
Requirements" and FASB Statement No. 44, "Accounting for Intangible Assets of
Motor Carriers". This Statement amends FASB Statement No. 13, "Accounting for
Leases", to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

In June 2002, the FASB issued Statement No. 146, "Accounting for Costs
Associated with Exit or Disposal Activities." This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability
Recognition for Certain Employee Termination Benefits and Other Costs to Exit an
Activity (including Certain Costs Incurred in a Restructuring)." The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The
Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

                                      F-11

                     COMMERCE DEVELOPMENT CORPORATION, LTD.
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 and 2001

NOTE A - SUMMARY OF ACCOUNTING POLICIES (Continued)

New Accounting Pronouncements (Continued)

In October 2002, the FASB issued Statement No. 147, "Acquisitions of Certain
Financial Institutions-an amendment of FASB Statements No. 72 and 144 and FASB
Interpretation No. 9", which removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with Statements No. 141, Business
Combinations, and No. 142, Goodwill and Other Intangible Assets. In addition, this Statement amends SFAS No. 144, Accounting for the Impairment or Disposal of
Long-Lived Assets, to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets.
The requirements relating to acquisitions of financial institutions is effective for acquisitions for which the date of acquisition is on or after October 1,
2002. The provisions related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets are effective on
October 1, 2002. The adoption of this Statement did not have a material impact to the Company's financial position or results of operations as the Company has not engaged in either of these activities.

In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based
Compensation-Transition and Disclosure", which amends FASB Statement No. 123,
Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement
148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this statement did not have a material impact on the Company's financial position or results of operations as the Company has not elected to change to the fair value based method of accounting for stock-based employee compensation.

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of
Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements.
Previously, the criteria were based on control through voting interest.
Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

                                      F-12

                     COMMERCE DEVELOPMENT CORPORATION, LTD.
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 and 2001

NOTE B - SPIN-OFF TRANSACTIONS

On March 31, 2002, the Company's parent, The Majestic Companies, Ltd. (the
"Majestic" or "Parent"), entered into a Stock Purchase Agreement ("Agreement")
to spin-off the Company to Alexander & Wade, Inc. (the "A&W"), an entity controlled by Majestic's former Chief Executive Officer and to Majestic's stockholders.

Pursuant to the Agreement, the Company authorized a stock split of
20,000,000-for-1, which increased the solely one share outstanding to 20,000,000 shares. A&W agreed to purchase 17,500,000 shares of the Company's common stock, and the remaining 2,500,000 would be distributed as a dividend to the shareholders of record of Majestic as of April 30, 2002. After the closing of the Agreement, Majestic received $10,000 from A&W, and other good and valuable consideration. A&W assumed total liabilities for any and all outstanding obligations of the Company in existence at the time of closing, and also assumed
$110,490 of Majestic's debt owed to its former Chief Executive Officer.

Certain information in the Company's financial statements relating to the results of operations and financial condition was derived from the historical financial statements of Majestic, which have been prepared in accordance with accounting principles generally accepted in the United States of America.
Various allocation methodologies were employed to allocate the expenses incurred by Majestic on the Company's behalf. Allocations of these expenses include advertising, officer salaries, accounting and legal fees, rent, and other general office expenses. Management believes that these allocation methodologies are reasonable. The expenses allocated are not necessarily indicative of the expenses that would have been incurred if the Company had been a separate, independent public entity and had managed these functions. The Company may incur additional general administrative expenses, and other costs as a result of operating independently of Majestic.

The accompany financial statements include expenses incurred by Majestic on behalf of the Company, summarized results of the allocation expenses are as follows:

                                                               For the Period May 13, 1998
                                                               (Date of Inception) through
                                           2002         2001        December 31, 2002
Net transfer from Majestic -          -----------   ----------  --------------------------
beginning of the period               $   162,041   $  124,754       $            -
Net transactions with Majestic:
    Advertising                               511       13,898               15,774
    Accounting and legal fees               2,375        3,920               64,747
    Rent                                    1,500        5,680               22,375
    Officer salaries                          717       11,548               44,184
    Office expenses                         1,488        2,241               21,552
                                      -----------   ----------  --------------------------
                                            6,591       37,287              168,632
                                      -----------   ----------  --------------------------
Net transfer from Majestic -
end of the period                        $168,632   $  162,041       $      168,632
                                      ===========   ==========  ==========================

                                      F-13

                     COMMERCE DEVELOPMENT CORPORATION, LTD.
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 and 2001

NOTE C - BUSINESS COMBINATION

On September 24, 2002, the Company acquired USM Financial Solutions, Inc. ("USM
Financial"), a wholly owned subsidiary of U.S. Microbics, Inc. ("US Microbics"), through a Stock Exchange Agreement ("Agreement"). Pursuant to the Agreement, the
Company issued to US Microbics and US Microbics's majority-owned subsidiary, USM
Capital Group, Inc. ("USM Capital"), a total of 800,000 shares of common stock of the Company.

USM Financial has no assets and liabilities and has no business activities as of
December 31, 2002. The excess of the aggregate purchase price over the fair market value of net assets acquired was recorded as acquisition costs and expensed in the period incurred. The acquisition is being accounted for as a purchase in accordance with APB 16 and, accordingly, the operating results of the acquired company have been included in the Company's financial statements since the date of acquisition.

The following summarizes the acquisition of USM Financial:

Issuance of 800,000 shares of common stock                         $  (4,800)
Assets acquired                                                            -
Liabilities assumed                                                        -
Acquisition costs                                                      4,800
                                                                   ---------
                                                                   $       -
                                                                   ---------
NOTE D - CAPITAL STOCK

The Company was authorized to issue 10,000,000 shares of common stock with a par value of $.01 per share. In March 2002, the Company's Board of Directors approved an increase in the Company's authorized common stock to 300,000,000 shares and changed the par value from $.01 to $.001 per share.

In May 1998, the Company issued one share of common stock at par to its parent company, The Majestic Company, Ltd. ("Majestic"). In March 2002, pursuant to a
Stock Purchase Agreement ("Agreement") to spin-off the Company (see Note B), the
Company authorized a stock split of 20,000,000-for-1, which increased the solely one share outstanding to 20,000,000 shares. A&W purchased 17,500,000 shares of the Company's common stock from Majestic, and the remaining 2,500,000 would be distributed as a dividend to the shareholders of record of Majestic as of April
30, 2002.

On August 31, 2002, the Company effected a one one-for-ten reverse stock split of its authorized and outstanding shares of common stock. All references in the financial statements and notes to financial statements, numbers of shares and share amounts have been retroactively restated to reflect the reverse split. The
Company has 20,815,000 shares issued and outstanding as of December 31, 2002.

On September 24, 2002, the Company issued a total of 800,000 shares of common stock to US Microbics, Inc. and USM Capital Group, Inc. pursuant to a Stock
Exchange Agreement (Note C). The shares were valued at $0.006 per share, which approximated the fair value of the Company's common stock during the period.

During 2002, the Company issued a total of 18,015,000 shares of common stock to consultants and employees for $146,700 of services rendered. The shares issued to the consultants and employees were based upon the value of the services received, which did differ materially from the value of the stock issued.

                                      F-14

                     COMMERCE DEVELOPMENT CORPORATION, LTD.
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 and 2001

NOTE E - RELATED PARTY TRANSACTIONS

During the period May 13, 1998 through March 31, 2002 (the "spin-off date"),
Majestic advanced funds to the Company for working capital purposes. The amount due Majestic is $117,315 and $107,419 as of December 31, 2001 and March 31,
2002, respectively. No formal repayment terms or arrangements existed. In June
2002, the

Company was legally released from its obligation to Majestic. The Company recognized $107,419 of other income in connection with the extinguishment of the debt. Corporate general and administrative expenses incurred by Majestic on behalf of the Company as of March 31, 2002 (the "spin-off") are summarized in
Note B.

Significant shareholders of the Company have advanced funds to the Company for working capital purposes. The amount of the advances at December 31, 2002 and
2001 is $10,100 and $0, respectively. No formal repayment terms or arrangements exist.

NOTE F - INCOME TAXES

The Company has adopted Financial Accounting Standard No. 109 which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

As of December 31, 2001, the Company's results from operations was include in the consolidated income tax returns of Majestic and as a result, the Company does not have a material net operating loss carryforward for federal income tax purposes. The Company's aggregate net operating losses during 2002 approximate
$126,000 which expire through 2022, subject to limitations of Section 382 of the
Internal Revenue Code, as amended. The deferred tax asset related to the carryforward is approximately $32,000. Due to significant changes in the
Company's ownership, the Company's future use of its existing net operating losses may be limited. Accordingly, the Company has provided a valuation reserve against the full amount of the net operating loss benefit.

Components of deferred tax assets as of December 31, 2002 are as follows:

Non Current:
       Net operating loss carryforward                         $ 32,000
       Valuation allowance                                      (32,000)
                                                               --------
       Net deferred tax asset                                  $      -
                                                               --------

                                      F-15

                     COMMERCE DEVELOPMENT CORPORATION, LTD.
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 and 2001

NOTE G - LOSSES PER COMMON SHARE

The following table presents the computation of basic and diluted earning (loss) per share:

                                                                           For the period from May 13, 1998
                                                   2002            2001      (date of inception) through
                                                                                  December 31, 2002
                                               ----------     ----------    -----------------------------
Net income (loss) available for common
shareholders                                   $ (126,042)    $    2,711           $       (407,398)
                                               ==========     ==========    =============================
Basic and fully diluted loss per share         $    (0.01)    $     0.00           $          (0.12)
                                               ==========     ==========    =============================
Weighted average common shares outstanding      8,416,397      2,000,000                  3,393,625
                                               ==========     ==========    =============================

NOTE H - COMMITMENTS AND CONTINGENCIES

Litigation

The Company is subject to legal proceedings and claims, which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.

NOTE I - GOING CONCERN MATTERS

The accompanying statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements during the years ended December 31, 2002 and 2001, the Company incurred net loss of
$126,042 and net income of $2,711, respectively. For the period from inception through December 31, 2002, the Company has accumulated losses of $407,398. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company's existence is dependent upon management's ability to develop profitable operations and resolve its liquidity problems. Management anticipates the Company will attain profitable status and improve its liquidity through the continued developing, marketing and selling of its products and additional equity investment in the Company. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

In order to improve the Company's liquidity, the Company is actively pursing additional equity financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

If operations and cash flows continue to improve through these efforts, management believes that the Company can continue to operate. However, no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems.

                                      F-16

                     COMMERCE DEVELOPMENT CORPORATION, LTD.
                          (A Development Stage Company)

                                  June 30, 2003

                                Table of Contents

Condensed Consolidated Balance Sheets:
June 30, 2003 and December 31, 2002                                       F-2

Condensed Consolidated Statements of Losses:
Three and Six Months Ended June 30, 2003 and 2002
For the Period May 13, 1998 (Date of Inception) through June 30, 2003     F-3

Condensed Consolidated Statements of Deficiency in Stockholders' Equity:
For the period May 13, 1998 (Date of Inception) through June 30, 2003     F-4

Condensed Consolidated Statements of Cash Flows:
Six Months Ended June 30, 2003 and 2002
For the Period May 13, 1998 (Date of Inception) through June 30, 2003     F-5

Notes to Unaudited Condensed Consolidated Financial Information:
June 30, 2003                                                           F-6-F-10

                                      F-1

                     COMMERCE DEVELOPMENT CORPORATION, LTD.
                          (A Development Stage Company)
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                         (Unaudited)
                                                        June 30, 2003      December 31, 2002
                                                        ---------------    -----------------
ASSETS
Current Assets:
Cash and Equivalents                                    $        3,709        $       9,989
                                                        ---------------    -----------------
Total Current Assets                                             3,709                9,989

Property, Plant and Equipment                                    6,550                6,550
Less: Accumulated Depreciation                                  (1,092)                (624)
                                                        ---------------    -----------------
                                                                 5,458                5,926
                                                         $       9,167        $      15,915
                                                        ===============    =================
LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY
Current Liabilities:
Cash Disbursed in Excess of Available Fund               $           -        $       2,493
Accounts Payable and Accrued Liabilities                             -                1,338
Shareholder Advances                                            13,000               10,100
                                                        ---------------    -----------------
Total Current Liabilities                                       13,000               13,931

Commitments and Contingencies                                        -                    -

Common Stock, Par Value $0.001: 300,000,000 shares
authorized; 21,165,500 and 20,815,000 shares
issued and outstanding at June 30, 2003 and
December 31, 2002, respectively.                                21,166               20,815
Additional-Paid-In Capital                                     476,216              301,317
Common Stock Subscription                                            -               87,250
Accumulated Deficit                                           (501,215)            (407,398)
                                                        ---------------    -----------------
Total Deficiency in Stockholders' Equity                        (3,833)               1,984
                                                          $       9,167        $      15,915
                                                        ===============    =================

 See accompanying footnotes to the unaudited condensed consolidated financial information

                                      F-2

                     COMMERCE DEVELOPMENT CORPORATION, LTD.
                          (A Development Stage Company)
                   CONDENSED CONSOLIDATED STATEMENTS OF LOSSES
                                   (UNAUDITED)

                                                                                                   For the Period
                                                                                                    May 13, 1998
                                                                                                      (Date of
                                     For The Three Months Ended       For The Six Months Ended      Inception) to
                                              June 30,                        June 30,              June 30, 2003
                                        2003             2002            2003           2002
                                     -------------   ------------  --------------- ------------     -------------
Operating Expenses:
General and Administrative
Expenses                                 15,371          53,922          93,348         80,512          550,159
Depreciation and Amortization               234             390             468            390           25,088
                                     -------------   ------------  --------------- ------------     -------------
Total Operating Expenses                 15,605          54,312          93,816         80,902          575,247

Other Income (Expenses)             $         -     $   109,919     $         -     $  119,815     $     74,032

Income Tax Expense                            -               -               -              -                -

Net Loss                            $   (15,605)    $    55,607     $   (93,816)    $   38,913     $  (501,215)
                                     =============   ============  =============== ============     =============
Income/(Loss) Per Common Share
(Basic and Assuming Dilution)       $    (0.00)     $    (0.02)     $     (0.00)    $     0.01     $     (0.10)

Weighted Average Common
Shares Outstanding                  21,165,000       2,432,143       21,386,368      3,546,355       5,112,187

 See accompanying footnotes to the unaudited condensed consolidated financial information

                                      F-3

                     COMMERCE DEVELOPMENT CORPORATION, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
          CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS' EQUITY
      FOR THE PERIOD MAY 13, 1998 (DATE OF INCEPTION) THROUGH JUNE 30, 2003
                                                                                                        Deficit
                                                                         Additional       Stock       Accumulated
                                                                          Paid-In      Subscription      During
                                           Common Shares  Stock Amount    Capital        Payable    Development Stage    Total
                                          -------------     ---------    ----------   ----------  -----------------    ----------
Shares issued at date of inception
(May 13,1998) to parent company             2,000,000      $  2,000       $      -     $       -      $       -         $   2,000

Net income (loss)                                   -             -              -             -        (35,202)          (35,202)

Net transfer with Majestic                          -             -         35,432             -              -            35,432
                                          ------------     ---------     ----------   ----------     ----------        ----------

Balance at December 31, 1998                2,000,000      $  2,000       $ 35,432     $       -      $ (35,202)        $   2,230
                                          ============     =========     ==========   ==========     ==========        ==========
Net income (loss)                                   -             -              -             -        (70,727)          (70,727)

Net transfer with Majestic                          -             -         33,266             -              -            33,266
                                          ------------     ---------     ----------   ----------     ----------        ----------
Balance at December 31, 1999                2,000,000      $  2,000      $  68,698     $       -      $(105,929)       $  (35,231)
                                          ============     =========     ==========   ==========     ==========        ==========
Net income (loss)                                   -             -              -             -       (178,138)         (178,138)

Net transfer with Majestic                          -             -         56,056             -              -            56,056
                                          ------------     ---------     ----------   ----------     ----------        ----------
Balance at December 31, 2000                2,000,000      $  2,000      $ 124,754     $       -      $(284,067)       $ (157,313)
                                          ============     =========     ==========   ==========     ==========        ==========
Net income (loss)                                   -             -              -             -          2,711             2,711

Net transfer with Majestic                          -             -         37,287             -              -            37,287
                                          ------------     ---------     ----------   ----------     ----------        ----------
Balance at December 31, 2001                2,000,000      $  2,000      $ 162,041     $       -      $(281,356)       $ (117,315)
                                          ============     =========     ==========   ==========     ==========        ==========
Shares issued to consultants in May
 2002 in exchange for services rendered
 at $.06 per share                            715,000           715         42,185             -              -            42,900
Shares issued to employees and consultants
 in September 2002 in exchange for services
 rendered at $.06 per share                17,300,000        17,300         86,500             -              -           103,800
Shares issued in September 2002 in
 connection with acquisition of USM
 Financial Solutions, Inc. valued at $.006
 per share                                    800,000           800          4,000             -              -             4,800

Common stock subscription                           -             -              -        87,250              -            87,250

Net income (loss)                                   -             -              -             -       (126,043)         (126,043)

Net transfer with Majestic                          -             -          6,591             -              -             6,591
                                           ------------     ---------     ----------   ----------     ----------        ----------
Balance at December 31, 2002               20,815,000     $  20,815      $ 301,317     $  87,250      $(407,399)        $   1,983
                                           ============     =========     ==========   ==========     ==========        ==========
Shares issued to sophisticated investors
 in February 2003 for cash at $0.50 per
 share                                        176,000           176         87,824             -              -            88,000
Common stock issued in February 2003 at
 $.50 per share for common stock
 subscription proceeds received in
 December 2002                                174,500           175         87,075       (87,250)             -                 -

Net income (loss)                                   -             -              -             -        (93,816)          (93,816)
                                           -----------      ---------     ----------   ----------     ----------        ----------
Balance at June 30, 2003                   21,165,500     $  21,166      $ 476,216     $       -      $(501,215)        $  (3,833)
                                           ===========      =========     ==========   ==========     ==========        ==========

 See accompanying footnotes to the unaudited condensed consolidated financial information

                                      F-4

                     COMMERCE DEVELOPMENT CORPORATION, LTD.
                          (A Development Stage Company)
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                          For the Period May
                                                              For The Six Months Ended    13, 1998 (Date of
                                                                       June 30,           Inception) through
                                                                  2003         2002        June 30, 2003
                                                              ----------     ---------    ----------------
Cash flows from operating activities:
Net income (loss) for the period                            $ (93,816)     $  38,913      $     (501,215)
Adjustments to reconcile net loss
 to net cash provided by (used in) operating activities:
Adjustment for the value of common stock in connection
 with stock splits in March and August 2002                         -         20,000               2,000
Common stock issued in exchange for services                        -         42,900             146,700
Adjustments for expenses previously paid by Majestic on
 the Company's behalf                                               -          6,591             168,632
Common stock issued in connection with acquisition of
 USM Financial                                                      -              -               4,800
Extinguishment of debt to Majestic                                  -       (107,419)           (107,419)
Depreciation and amortization                                     468              -              25,088
Loss from disposal of assets                                        -              -             212,089
Increase (decrease) in:
Cash disbursed in excess of available fund                     (2,493)             -                   -
Accounts payable and accrued liabilities                       (1,338)             -                   -
                                                            ----------       ---------    ----------------
Net cash provided by (used in) operating activities           (97,179)           985             (49,325)

Cash flows used in investing activities:
Acquisition of property, plant, and equipment                       -         (6,550)           (242,635)

Cash flows from financing activities:
Proceeds from sale of common stock                             88,000              -             175,250
Proceeds from (repayment to) shareholders loans                 2,900         16,550              13,000
Due to related parties, net                                         -         (9,897)            107,419
                                                            ----------       ---------    ----------------
Net cash provided by (used in) financing activities            90,900          6,653             295,669

Net increase (decrease) in cash and equivalents                (6,279)         1,088               3,709
Cash and cash equivalents at beginning of period                9,989              -                   -
                                                            ----------       ---------    ----------------
Cash and cash equivalents at end of period                  $   3,709      $   1,088        $      3,709
                                                            ==========       =========    ================
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for taxes                       $       -      $       -        $          -
Cash paid during the period for interest                    $       -      $       -        $          -
Common stock issued for services                            $       -      $  42,900        $    146,700
Acquisition:
Assets acquired, net                                        $       -      $       -        $          -
Acquisition costs                                           $       -      $       -        $      4,800
Liabilities assumed, net                                    $       -      $       -        $          -
Common stock issued                                         $       -      $       -        $     (4,800)
                                                            ----------       ---------    ----------------
Net cash paid for acquisition                               $       -      $       -        $          -

 See accompanying footnotes to the unaudited condensed consolidated financial information

                                      F-5

                     COMMERCE DEVELOPMENT CORPORATION, LTD.
                          (A Development Stage Company)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2003
                                   (UNAUDITED)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the
United States of America for interim financial information and with the instructions to Item 310 of SEC Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.
Accordingly, the results from operations for the six-month period ended June 30,
2003 are not necessarily indicative of the results that may be expected for the year ended December 31, 2003. The unaudited consolidated financial statements should be read in conjunction with the consolidated December 31, 2002 financial statements and footnotes thereto included in the Company's SEC Form SB-2.

Business and Basis of Presentation

Commerce Development Corporation, Ltd. (the "Company"), formerly Majestic
Financial, Ltd., was incorporated under the laws of the state of Maryland in May
1998. From inception to March 31, 2002, the Company was a wholly-owned subsidiary of The Majestic Companies, Ltd. ("Majestic", the "Parent"). In March
2002, Majestic's Board of Directors approved a plan to spin-off the Company to an entity controlled by Majestic's former Chief Executive Officer and to
Majestic's stockholders (see Note B). The financial statements of the Company as of March 2002 are presented on a carved-out basis, and derived from the historical financial statements of Majestic, and are not indicative of the financial position, results of operations or net cash flows that would have existed had the Company been a separate stand-alone entity during the periods presented or of future results. Summarized results of the allocation of expenses are further described in Note B.

In the past the Company was engaged in the limited origination and servicing of new modular building leases. This activity is conducted primarily in the state of California. All of the leases which the Company entered into were accounted for as operating leases. The Company ceased entering into new leases in 2000 and the accompanying consolidated financial statements reflect as other income, the revenues recognized from the final leasing transactions.

On September 24, 2002, the Company acquired USM Financial Solutions, Inc. ("USM
Financial"), a wholly owned subsidiary of U.S. Microbics, Inc., through a Stock
Exchange Agreement ("Agreement"). Pursuant to the Agreement, USM Financial
became a wholly-owned subsidiary of the Company (Note C). The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, USM Financial Solutions, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

The Company is a development stage company, as defined by Statement of Financial
Accounting Standards No. 7 ("SFAS 7") and is in the business of providing business management and capital acquisition solutions. To date, the Company has generated no significant operating revenues, and has incurred expenses and has sustained losses. Consequently, its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception through June 30, 2003, the Company has accumulated losses of $501,215.

                                      F-6

                     COMMERCE DEVELOPMENT CORPORATION, LTD.
                          (A Development Stage Company)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2003
                                   (UNAUDITED)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Reclassification

Certain reclassifications have been made to conform to prior periods' data to the current presentation. These reclassifications had no effect on reported losses.

Stock Based Compensation

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based
Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary charge to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB
Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS
No. 148 in its financial reports for the year ended December 31, 2002 and for the quarter ended June 30, 2003. The Company does not have any awards of stock-based employee compensation outstanding as of June 30, 2003.

New Accounting Pronouncements

In April 2003, the FASB issued Statement of Financial Accounting Standards
(SFAS) No. 149, AMENDMENT OF STATEMENT 133 ON DERIVATIVE INSTRUMENTS AND HEDGING
ACTIVITIES. SFAS 149 amends SFAS No. 133 to provide clarification on the financial accounting and reporting of derivative instruments and hedging activities and requires that contracts with similar characteristics be accounted for on a comparable basis. The provisions of SFAS 149 are effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of SFAS 149 will not have a material impact on the Company's results of operations or financial position.

In May 2003, the FASB issued SFAS No. 150, ACCOUNTING FOR CERTAIN FINANCIAL
INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY. SFAS 150
establishes standards on the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. The provisions of SFAS 150 are effective for financial instruments entered into or modified after May 31, 2003 and to all other instruments that exist as of the beginning of the first interim financial reporting period beginning after June 15, 2003.
The adoption of SFAS 150 will not have a material impact on the Company's results of operations or financial position.

                                      F-7

                     COMMERCE DEVELOPMENT CORPORATION, LTD.
                          (A Development Stage Company)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2003
                                   (UNAUDITED)

NOTE B - SPIN-OFF TRANSACTIONS

On March 31, 2002, the Company's parent, The Majestic Companies, Ltd. (the
"Majestic" or "Parent"), entered into a Stock Purchase Agreement ("Agreement")
to spin-off the Company to Alexander & Wade, Inc. (the "A&W"), an entity controlled by Majestic's former Chief Executive Officer and to Majestic's stockholders.

Pursuant to the Agreement, the Company authorized a stock split of
20,000,000-for-1, which increased the solely one share outstanding to 20,000,000 shares. A&W agreed to purchase 17,500,000 shares of the Company's common stock, and the remaining 2,500,000 would be distributed as a dividend to the shareholders of record of Majestic as of April 30, 2002. After the closing of the Agreement, Majestic received $10,000 from A&W, and other good and valuable consideration. A&W assumed total liabilities for any and all outstanding obligations of the Company in existence at the time of closing, and also assumed
$110,490 of Majestic's debt owed to its former Chief Executive Officer.

Certain information in the Company's financial statements relating to the results of operations and financial condition was derived from the historical financial statements of Majestic, which have been prepared in accordance with accounting principles generally accepted in the United States of America.
Various allocation methodologies were employed to allocate the expenses incurred by Majestic on the Company's behalf. Allocations of these expenses include advertising, officer salaries, accounting and legal fees, rent, and other general office expenses. Management believes that these allocation methodologies are reasonable. The expenses allocated are not necessarily indicative of the expenses that would have been incurred if the Company had been a separate, independent public entity and had managed these functions. The Company may incur additional general administrative expenses, and other costs as a result of operating independently of Majestic.

The accompany financial statements include expenses incurred by Majestic on behalf of the Company, summarized results of the allocation expenses are as follows:

                                                                                 For the Period May 13, 1998
                                          For the Six Month Ended June 30,       (Date of Inception) through
                                             2003                  2002                   June 30, 2003
                                        -----------            ----------           -------------------
Net transfer from Majestic -            $   168,632            $  162,041                       $     -
beginning of the period
Net transactions with Majestic:
    Advertising                                   -                   511                        15,774
    Accounting and legal fees                     -                 2,375                        64,747
    Rent                                          -                 1,500                        22,375
    Officer salaries                              -                   717                        44,184
    Office expenses                               -                 1,488                        21,552
                                        -----------            ----------           -------------------
                                                  -                 6,591                       168,632
                                        -----------            ----------           -------------------
Net transfer from Majestic -
end of the period                        $  168,632            $  168,632                     $ 168,632
                                        ===========            ==========           ===================

                                       F-8

                     COMMERCE DEVELOPMENT CORPORATION, LTD.
                          (A Development Stage Company)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2003
                                   (UNAUDITED)

NOTE C - BUSINESS COMBINATION

On September 24, 2002, the Company acquired USM Financial Solutions, Inc. ("USM
Financial"), a wholly owned subsidiary of U.S. Microbics, Inc. ("US Microbics"), through a Stock Exchange Agreement ("Agreement"). Pursuant to the Agreement, the
Company issued to US Microbics and US Microbics's majority-owned subsidiary, USM
Capital Group, Inc. ("USM Capital"), a total of 800,000 shares of common stock of the Company.

USM Financial has no assets and liabilities and has no business activities as of
June 30, 2003. The excess of the aggregate purchase price over the fair market value of net assets acquired was recorded as acquisition costs and expensed in the period incurred . The acquisition is being accounted for as a purchase in accordance with APB 16 and, accordingly, the operating results of the acquired company have been included in the Company's financial statements since the date of acquisition.

The following summarizes the acquisition of USM Financial:

Issuance of 800,000 shares of common stock                         $ (4,800)
Assets acquired                                                            -
Liabilities assumed                                                        -
Acquisition costs                                                      4,800
                                                                   ---------
                                                                     $     -
                                                                   =========
NOTE D - CAPITAL STOCK

The Company was authorized to issue 10,000,000 shares of common stock with a par value of $.01 per share. In March 2002, the Company's Board of Directors approved an increase in the Company's authorized common stock to 300,000,000 shares and changed the par value from $.01 to $.001 per share.

In May 1998, the Company issued one share of common stock at par to its parent company, The Majestic Company, Ltd. ("Majestic"). In March 2002, pursuant to a
Stock Purchase Agreement ("Agreement") to spin-off the Company (see Note B), the
Company authorized a stock split of 20,000,000-for-1, which increased the solely one share outstanding to 20,000,000 shares. A&W purchased 17,500,000 shares of the Company's common stock from Majestic, and the remaining 2,500,000 would be distributed as a dividend to the shareholders of record of Majestic as of April
30, 2002.

On August 31, 2002, the Company effected a one-for-ten reverse stock split of its authorized and outstanding shares of common stock. All references in the financial statements and notes to financial statements, numbers of shares and share amounts have been retroactively restated to reflect the reverse split. The
Company has 20,815,000 shares issued and outstanding as of December 31, 2002.

On September 24, 2002, the Company issued a total of 800,000 shares of common stock to US Microbics, Inc. and USM Capital Group, Inc. pursuant to a Stock
Exchange Agreement (Note C). The shares were valued at $0.006 per share, which approximated the fair value of the Company's common stock during the period.

During 2002, the Company issued a total of 18,015,000 shares of common stock to consultants and employees for $146,700 of services rendered. The shares issued to the consultants and employees were based upon the value of the services received, which did differ materially from the value of the stock issued.

                                      F-9

                     COMMERCE DEVELOPMENT CORPORATION, LTD.
                          (A Development Stage Company)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2003
                                   (UNAUDITED)

NOTE D - CAPITAL STOCK (Continued)

In December 2002, the Company received $87,250 proceeds of common stock subscription from sophisticated investors at $0.50 per share. In February 2003, the Company issued an aggregate of 174,500 shares of common stock to the sophisticated investors for common stock previously subscribed.

In February 2003, the Company issued additional 176,000 shares of common stock at $0.50 per share to sophisticated investors and received proceeds of $88,000, net of costs.

                                      F-10

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
DISCLOSURE

None.

                                       35

PRELIMINARY PROSPECTUS
COMMERCE DEVELOPMENT CORPORATION, LTD.
Dated _____________, 2003

Selling shareholders are offering up to 714,250 shares of common stock. We are also distributing in a spin off 656,200 shares of common stock currently issued and outstanding and owned by the Mercer Group to shareholders of the Mercer
Group, Inc. Shareholders of Mercer Group will receive one share of our common stock for each ten shares of Mercer Group common stock that they hold as of the record date for the distribution. Mr. Andrew Mercer has waived his right to this distribution.

The selling shareholders will offer their shares at $1.50 per share until our shares are quoted on the OTC Bulletin Board or Pick Sheet Exchange and thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

We will pay all expenses of registering the securities, currently estimated at
$210,000.

Our common stock is not now listed on any national securities exchange, the
NASDAQ stock market or the OTC Bulletin Board.

Dealer Prospectus Delivery Obligation

Until _________ (90 days from the date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                       37

Part II-INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

      Our Articles of Incorporation give us the power to indemnify our officers, directors, employees and agents to the full extent permitted under Maryland
General Corporation Law. Our Bylaws further provide for the indemnification of such persons to the full extent permitted under Maryland General Corporation Law and for the payment of expenses in advance of any final disposition of action.
These provisions are permitted under Maryland General Corporation Law. In the event that the Maryland General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors and officers, the Articles of Incorporation and Bylaws will be amended accordingly. We have not purchased directors and officers liability insurance.
However, we may purchase such insurance in the future to limit our potential exposure for indemnification of directors and officers.

      Section 2-418 of the Maryland General Corporation Law provides, in substance, that corporations, under certain circumstances, have the power to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by reason of the fact of such position against expenses incurred in defending any such action, suit or proceeding.

                                       38

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

----------------------------------- ------------------------------
ITEM                                AMOUNT
----------------------------------- ------------------------------
SEC Registration Fee*               $2,000
----------------------------------- ------------------------------
Legal Fees and Expenses             $50,000
----------------------------------- ------------------------------
Accounting Fees and Expenses*       $25,000
----------------------------------- ------------------------------
Miscellaneous*                      $133,000
----------------------------------- ------------------------------
Total*                              $210,000
----------------------------------- ------------------------------
* Estimated Figure

RECENT SALES OF UNREGISTERED SECURITIES

In May 2002 we issued 715,000 [post-split] shares to 13 consultants for general business consulting services. The shares were valued at book value of $.0006 per share for aggregate consideration of $429.

On September 1, 2002, we entered into a client service agreement with The Mercer
Group, Inc. Under the terms of the agreement, The Mercer Group provided us with:

o        Financial strategies for mergers, spin-offs, and other related activities;

o        Business development consulting for private companies seeking additional capital and pre-initial public offering strategic business planning; and

o        Consulting for management on running a public company.

Pursuant to the service agreement, we paid The Mercer Group, as compensation,
3,160,000 shares of our common stock, valued at $0.006 per share. The Mercer
Group is controlled by Andrew E. Mercer, our current chairman, president and chief executive officer. Mr. Mercer owns or controls 18,000,000 shares of our common stock.

On September 24,2002,we entered into a capital stock exchange agreement with
U.S. Microbics, Inc. and USM Capital Group, Inc. Under the terms of the agreement, U.S. Microbics, Inc. and USM Capital Group, Inc., as sellers, exchanged with us all 2,000,000 shares of the common stock owned by them in USM
Financial Solutions, Inc., a Nevada corporation, incorporated on September 17,
2002, in exchange for 800,000 shares of our common stock. Our stock was delivered 320,000 shares to U.S. Microbics and 480,000 shares to USM Capital
Group. Following the exchange, USM Financial Solutions, Inc. became our wholly-owned subsidiary.

On September 1, 2002, we entered into a 16-month employment contract with our president and chief executive officer, and director, Andrew E. Mercer, for the period beginning September 1, 2002, and ending December 31, 2003. The contract provides for a salary of $80,040 during its term, which was paid in advance in the form of 13,340,000 shares of our common stock, valued at $0.006 per share.

On September 1, 2002, we entered into a client service agreement with USM
Capital Group, Inc. Under the terms of the agreement, USM Capital Group provided us with:

o        Financial strategies for mergers, spin-offs, and other related activities;

o        Business development consulting for private companies seeking additional capital and pre-initial public offering strategic business planning; and

o        Consulting for management on running a public company.

Pursuant to the service agreement, we paid USM Capital Group, as compensation,
200,000 shares of our common stock, valued at $0.006 per share or aggregate
$120.

                                       39

On September 1, 2002 we issued 600,000 shares to Alexander and Wade for general business consulting services, valued at $.0006 per share or aggregate $360 based upon book value.

From November 21, 2002 to January 31, 2003, we issued 350,500 shares, at an offering price of $0.50 per share to 17 investors pursuant to a private placement conducted under Section 4(2) of the Securities Act.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances. We believed that Section 4(2) was available because:

o        None of these issuances involved underwriters, underwriting discounts or commissions;
o        We placed restrictive legends on all certificates issued;
o        No sales were made by general solicitation or advertising;
o        Sales were made only to accredited investors or investors who were sophisticated enough to evaluate the risks of the investment.

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

o        Access to all our books and records.
o        Access to all material contracts and documents relating to our operations.
o        The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective Investors were also invited to visit our offices.

EXHIBITS

     The following exhibits are filed as part of this registration statement:

Exhibit No.   Identification of Exhibit

1.1           Placement Agreement between Commerce Development Corporation, Ltd.
              and Mariner Investment Group, dated February 12, 2003
2.1           Stock Purchase Agreement between Alexander & Wade, Inc. and The
              Mercer Group, Inc., dated September 1, 2002
2.2           USM Financial Solutions, Inc. Capital Stock Exchange Agreement
              between Commerce Development Corporation, Ltd., U.S. Microbics,
              Inc., and USM Capital Group, Inc., dated September 24, 2002
2.3           Stock Purchase Agreement between U.S. Microbics, Inc. and USM
              Capital Group, Inc., dated January 27, 2003
2.4           Stock Purchase Agreement between Alexander & Wade, Inc. and The
              Mercer Group, Inc. dated August 2, 2002
3.1           Articles of Incorporation of Majestic Financial, Ltd., filed
              May 13, 1998
3.2           Articles of Amendment and Restatement of Majestic Financial, Ltd.,
              filed March 12, 2002
3.3           Articles of Amendment of Majestic Financial, Ltd. changing the name of the corporation to Commerce Development Corporation, Ltd., filed April 3, 2002
3.4           Bylaws of Majestic Financial, Ltd., adopted May 14, 1998
3.5           Amended Bylaws of Commerce Development Corporation, Ltd., adopted
              February 3, 2003
3.6           Charter of the Audit Committee of the Board of Directors of
              Commerce Development Corporation, Ltd., adopted February 3, 2003
3.7           Charter of the Compensation Committee of the Board of Directors of
              Commerce Development Corporation, Ltd., adopted February 3, 2003
3.8           Resolution to Change Resident Agent
3.9           Articles of Exchange dated September 24, 2002
3.10          State of Nevada Certificate of Existence

4.1           Common Stock Certificate - Sample
4.2           Preferred Stock Certificate - Sample
5*            Opinion Regarding Legality
10.1          Subscription Agreement
10.2          Reserved
10.3          USM Capital Group, Inc. Independent Client Service Agreement,
              dated September 16, 2002
10.4          Andrew Mercer Employment Agreement, dated September 1, 2002
10.5          Andrew Mercer Non-Competition Agreement, dated September 1, 2002
10.6          The Mercer Group, Inc. Consulting Agreement, dated September 1,
              2002
11            Computation of Per Share Earnings
22            Subsidiaries of the registrant
23.1*         Consent of Counsel  [Included in Item 5]
23.2*         Consent of Independent Certified Public Accountants
----------
* Filed herewith.

All other exhibits previously filed.

                                       40

UNDERTAKINGS

        Information pertaining to our common stock is contained in our
        Articles of Incorporation and Bylaws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange
        Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes to:

     1. File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

         i. Include any prospectus required by section 10(a)(3) of the
         Securities Act;

         ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the
         Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration
         Fee" table in the effective registration statement.

         iii. Include any additional or changed material information on the plan of distribution.

     2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                       41

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in San Diego CA on November 6, 2003.

Commerce Development Corporation, Ltd.

---------------------------------------- ----------------------- --------------------------- ----------------------
Title                                    Name                    Date                        Signature
---------------------------------------- ----------------------- --------------------------- ----------------------
Principal Executive Officer              Andrew M. Mercer        November 14, 2003            /s/ Andrew M. Mercer
---------------------------------------- ----------------------- --------------------------- ----------------------
Principal Accounting Officer             Hector Medina           November 14, 2003            /s/ Hector Medina
---------------------------------------- ----------------------- --------------------------- ----------------------
Principal Financial Officer              Hector Medina           November 14, 2003            /s/ Hector Medina
---------------------------------------- ----------------------- --------------------------- ----------------------

Pursuant to the requirements of the Securities Act of 1933, this Registration
Statement has been signed by the following persons in the capacities and on the date indicated.

---------------------------------- ----------------------------- -------------------------------- ------------------
SIGNATURE                          NAME                          TITLE                            DATE
---------------------------------- ----------------------------- -------------------------------- ------------------
/s/ Andrew M. Mercer               Andrew M. Mercer              Director                         November 14, 2003
---------------------------------- ----------------------------- -------------------------------- ------------------
/s/ Frederick A. Manger            Frederick A. Manger           Director                         November 14 , 2003
---------------------------------- ----------------------------- -------------------------------- ------------------
/s/ Martin Capdevilla              Martin Capdevilla             Director                         November 14, 2003
---------------------------------- ----------------------------- -------------------------------- ------------------

                                        II-7